UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CAMPBELL SOUP COMPANY
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Notice of the 2014 Annual Meeting

of Shareholders and Proxy Statement

Campbell Soup Company

Wednesday, November 19, 2014 at 4:00 p.m. Eastern Time

Campbell Soup Company, 1 Campbell Place, Camden, New Jersey 08103

Campbell Soup Company

1 Campbell Place

Camden, New Jersey 08103-1799

856-342-4800

October 1, 2014

Notice of Annual Meeting of Shareholders

to be held on

Wednesday, November 19, 2014

4:00 p.m. Eastern Time

AGENDA

1.	Elect 14 Directors.

2.	Ratify appointment of independent registered public accounting firm.

3.	Conduct an advisory vote on executive compensation.

4.	Re-approve Campbell Soup Company Annual Incentive Plan.

5.	Transact any other business properly brought before the meeting.

Shareholders of record at the close of business on September 22, 2014, are entitled to receive notice of the meeting and to vote. This year, the Company has again decided to provide access to its proxy materials, including its annual report, to certain shareholders of record, depending upon the number of shares held by the shareholder and including certain Company savings plan participants, via the Internet instead of mailing those shareholders copies of the materials. The Company believes that this decision reduces the amount of paper necessary to produce the materials, as well as the costs associated with mailing the materials to all shareholders. On or about October 3, 2014, the Company will begin mailing a Notice of Internet Availability of Proxy Materials (“e-proxy notice”) to certain shareholders of record and will post its proxy materials for those shareholders on the Web site referenced in the e-proxy notice (www.envisionreports.com/cpb). On or about October 3, 2014, the Company will also begin delivering the proxy statement and the accompanying proxy card to the remaining shareholders of record. If you do not own shares in your own name, you may access the Company’s Notice of Annual Meeting and Proxy Statement and its annual report, including the Form 10-K for the fiscal year ended August 3, 2014, at www.edocumentview.com/cpb.

Your vote is important. In order to have as many shares as possible represented, kindly CAST YOUR VOTE BY INTERNET OR PHONE OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED (see instructions on your proxy card or e-proxy notice).

By Order of the Board of Directors,

Kathleen M. Gibson

Vice President and Corporate Secretary

Important Note.  Shareholders as of September 22, 2014, may attend the 2014 Annual Meeting. Shareholders who wish to attend should pre-register to obtain an admission ticket. An admission ticket and government-issued photographic identification are required to enter the meeting. If you plan to attend, please see page 53 for additional information on pre-registration and admission to the 2014 Annual Meeting.

¢	Denotes items to be voted on at the meeting.

Shareholders may receive copies of the Company’s Annual Report on Form 10-K for the fiscal year ended August 3, 2014, Code of Business Conduct and Ethics, Corporate Governance Standards, and the charters of the four standing committees of the Board of Directors, without charge, by:

(1)	writing to Investor Relations, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103-1799;

(2)	calling 1-800-840-2865; or

(3)	e-mailing the Company’s Investor Relations Department at investorrelations@campbellsoup.com.

These documents are also available on the Company’s Web site at www.campbellsoupcompany.com.

Shareholders may elect to receive future distributions of annual reports and proxy statements by electronic delivery and vote Campbell shares on-line. To take advantage of this service you will need an e-mail account and access to an Internet browser. To enroll, go to the investor center section on www.campbellsoupcompany.com and click on “E-Delivery of Materials.” If your shares are registered in your name, you will be asked to enter your account number, which is printed on your dividend check or Dividend Reinvestment Statement. If your shares are held by a broker, you will need your account number with the broker.

Item 1

Election of Directors

Your Board of Directors Recommends a Vote “For” ALL Nominees

The Board of Directors of the Company (“Board”), pursuant to the By-Laws, determines the number of directors of the Company. The Board is currently comprised of 16 directors. The directors are to be elected to hold office until the next Annual Meeting of the Shareholders and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast.

The Governance Committee is responsible for investigating, reviewing and evaluating the qualifications of candidates for membership on the Board and for assessing the contributions and performance of directors eligible for re-election. It is also responsible for recommending director nominees for approval by the Board and nomination for election at the Annual Meeting of Shareholders.

Director Qualifications

The Governance Committee believes that a nominee for election to the Board should, at minimum:

•	be a person of the highest integrity;

•	have the ability to exercise independent judgment;

•	be committed to act in the best interest of all shareholders;

•	abide by exemplary standards of business and professional conduct;

•	have the skills and judgment to discharge the duties and responsibilities of a director;

•	be willing and able to devote the proper time and attention to fulfill the responsibilities of a director;

•	have no conflicts of interest arising from other relationships or obligations; and

•	have the ability to provide active, objective and constructive input at meetings of the Board and committees.

In addition, the Committee believes that, collectively, the Board should reflect appropriate diversity of thought, background and experience, and include directors who are:

•	reasonably sophisticated about the duties and responsibilities of directors of a public company;

•	knowledgeable about the consumer products industry, business operations, marketing, finance and accounting;

•	respected in the business community;

•	knowledgeable about general economic trends; and

•	knowledgeable about the standards and practices of good corporate governance.

All candidates considered by the Governance Committee for potential recommendation to the Board as director nominees are evaluated in light of the minimum qualifications listed above. When vacancies occur, the Governance Committee also reviews the overall composition of the Board to determine whether the addition of a director with one or more of the additional skills or qualities listed above would be desirable to enhance the effectiveness of the Board, and whether candidates with other specific experience or expertise should be sought at that particular time.

Director Nominees

Fourteen of the current directors are standing for re-election. Under the Board’s retirement age policy, no director may stand for re-election if he or she would be age 72 or older at the time of election. The Board approved a limited exception to this policy to permit Paul R. Charron, who currently serves as Chairman of the Board and has reached the age of 72, to stand for re-election in November 2014 in order to provide for continuity of Board leadership. Edmund M. Carpenter and Charlotte C. Weber will have reached the age of 72 as of the Annual Meeting and will retire on November 19, 2014. Following the retirements of Mr. Carpenter and Ms. Weber, it is the intention of the Board of Directors to amend the Company’s By-laws to reduce the size of the Board to 14 directors.

All of the nominees are independent directors, except Ms. Morrison. If a nominee becomes unable or unwilling to serve, proxies will also be voted for election of such person as shall be designated by the Board of Directors. The Board knows of no reason why any nominee shall be unable or unwilling to serve. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.

Biographical information on the experience, qualifications and skills of the director nominees is included below.

Paul R. Charron

Paul R. Charron, 72, was elected to the Board of Directors in 2003 and became non-executive Chairman of the Board in August 2009.

Mr. Charron has a wealth of experience as a board leader and as a seasoned executive of global consumer product companies. In 1995, he became President and Chief Executive Officer of Liz Claiborne Inc., having served for the previous year as Vice Chairman and Chief Operating Officer. He was elected Chairman of that company in May 1996, and retired as Chairman and Chief Executive Officer in 2006. He served as Senior Advisor at Warburg Pincus, a global private equity firm, from 2008 through 2012.

Earlier in his career, Mr. Charron was Executive Vice President of VF Corporation, a large publicly held apparel manufacturer. Before joining VF in 1988, he served as President and Chief Operating Officer of Brown & Bigelow, a Minnesota-based promotional products firm. He also served as Senior Vice President, sales and marketing, at Cannon Mills Company, and held marketing management positions at General Foods Corporation. Mr. Charron began his business career in the brand management organization at Procter & Gamble.

Bennett Dorrance

Bennett Dorrance, 68, was elected to the Board of Directors in 1989. Mr. Dorrance serves as Co-Chair of the Governance Committee and is also a member of the Compensation and Organization Committee. He is the Managing Director and a co-founder of DMB Associates, a real estate development firm headquartered in Phoenix, Arizona, which specializes in large master planned communities. Mr. Dorrance has served on the board of Insight Enterprises, Inc. since 2004, and is also a director of several privately held corporations and partnerships.

In addition to his expertise in real estate development and operational management, Mr. Dorrance has extensive knowledge of Campbell Soup Company’s history, organization and culture. As a major shareholder, a descendent of the Company’s founder, and a director who has served on the Board for 25 years, he brings the perspective of a long-term, highly committed shareholder to the deliberations and decisions of the Board.

Lawrence C. Karlson

Lawrence C. Karlson, 71, was elected to the Board of Directors in November 2009. He serves on the Audit Committee and the Finance and Corporate Development Committee. He is a private investor and formerly served as an independent consultant for industrial and technology companies. Mr. Karlson has served on the board of CDI Corp. since 1989, and on the board of H & E Equipment Services, Inc. since 2005.

Mr. Karlson has broad management, operational, and leadership experience, both from his business career and from his service on the boards of numerous private and public companies in the United States and Europe. He was the Chairman and Chief Executive Officer of Berwind Financial Corporation from 2001 to 2004. Mr. Karlson began his career at Fisher & Porter Co., where he served in various positions of increasing responsibility, including Director and President of U.S. Operations. In 1983, Mr. Karlson formed Nobel Electronics, an instruments manufacturing company that subsequently merged with Pharos AB, where he served as a director and became President and Chief Executive Officer. In 1990, Pharos acquired Spectra Physics. He served the successor company Spectra Physics AB as director and non-executive Chairman until his retirement.

Randall W. Larrimore

Randall W. Larrimore, 67, was elected to the Board of Directors in 2002. He is Co-Chair of the Governance Committee and also serves on the Compensation and Organization Committee. Since 1997, he has been a director of Olin Corporation, where he is currently Chair of the governance committee and a member of the audit committee and compensation committee.

Mr. Larrimore brings to Campbell strong management expertise, business acumen, board experience and considerable knowledge of consumer marketing and the packaged goods industry. From 2003 to 2005, he was non-executive Chairman of Olin Corporation. From 1997 to 2002, he served as President and Chief Executive Officer and a director of United Stationers, Inc., a wholesaler and distributor of office products. Prior to joining United Stationers, Mr. Larrimore was President and Chief Executive Officer of MasterBrand Industries, Inc., a subsidiary of Fortune Brands, Inc. He also served as Chairman and CEO of the Master Lock Company and Chairman of Moen Incorporated. He was President of Beatrice Home Specialties from 1983 until 1988 (prior to its acquisition by Fortune Brands), and held executive positions at PepsiCo, including the position of President of Pepsi-Cola Italy. Earlier in his career, Mr. Larrimore was a senior consultant with McKinsey & Company and worked in brand management with Richardson-Vicks, now a part of Procter & Gamble.

Marc B. Lautenbach

Marc B. Lautenbach, 53, was elected to the Board of Directors on June 11, 2014. He has served as President and Chief Executive Officer at Pitney Bowes Inc. and as a member of the Pitney Bowes Inc. board of directors since December 2012.

Mr. Lautenbach brings substantial operational, marketing, sales and product development experience to the Company’s Board. He has extensive experience working with a broad range of customers and clients, as well as significant international experience. Before joining Pitney Bowes, Mr. Lautenbach spent 27 years in senior leadership roles at IBM, most recently serving as Managing Partner, North America, IBM Global Business Services. During his tenure at IBM, he was General Manager of the Americas from 2005 to 2010. Prior to that, he served as General Manager of Global Small and Medium Business from 2000 to 2005, and Vice President of Small and Medium Business in Asia-Pacific from 1998 to 2000.

Mary Alice Dorrance Malone

Mary Alice Dorrance Malone, 64, was elected to the Board of Directors in 1990, and currently serves on the Compensation and Organization Committee and the Finance and Corporate Development Committee. Ms. Malone is President of Iron Spring Farm, Inc., horse breeding and performance centers in Coatesville, Pennsylvania and Ocala, Florida, which she founded in 1976.

Ms. Malone is an entrepreneur, and a private investor and officer of several private companies. She also serves on the boards of several non-profit organizations and actively participates in various philanthropic organizations. Ms. Malone has a keen interest in health and wellness matters and brings valuable insights to the Board in this area. She is a descendant of the founder of the Company, a major shareholder, and a director with more than 20 years of service, and possesses extensive knowledge of the Company’s history, organization and culture, and the perspective of a long-term, highly committed shareholder.

Sara Mathew

Sara Mathew, 59, was elected to the Board of Directors in 2005. Ms. Mathew is chair of the Audit Committee and also serves on the Governance Committee. She has been a director of Freddie Mac since December 2013, and of Avon Products, Inc. since January 2014. She is also a member of the Zurich International Advisory Council. Ms. Mathew previously served as a director of The Dun & Bradstreet Corporation from 2008 until October 2013.

Ms. Mathew brings to Campbell valuable insight and experience in global business and financial matters. She was Chairman of the Board and Chief Executive Officer of The Dun & Bradstreet Corporation from July 2010 until October 2013. Previously, she held a number of other leadership roles at Dun & Bradstreet, including President and Chief Executive Officer from January 2010 to July 2010; President and Chief Operating Officer from 2007 to 2009; President, U.S. from 2006 to 2007; President, International in 2006; and Chief Financial Officer from 2001 to 2007. In her preceding 18-year career at Procter & Gamble, she held a number of executive positions, the most recent of which was Vice President of Finance with responsibility for Australia, Asia and India.

Denise M. Morrison

Denise M. Morrison, 60, has served as President and Chief Executive Officer of Campbell Soup Company since August 2011, and as a member of the Board of Directors since October 2010. Ms. Morrison has served on the board of MetLife, Inc. since February 2014, and previously served on the board of the Goodyear Tire and Rubber Company from 2005 until 2011.

Ms. Morrison has more than 35 years of experience in the consumer packaged goods industry. She joined Campbell in April 2003 as Senior Vice President and President-Global Sales/Chief Customer Officer, and was appointed President of Campbell USA in 2005. She served as Senior Vice President and President of North America Soup, Sauces and Beverages from October 2007 until September 2010, and as Executive Vice President and Chief Operating Officer from October 2010 until assuming the role of President and CEO. From 1995 to 2003, she was employed by Kraft Foods and Nabisco, serving most recently as Executive Vice President and General Manager of Kraft Foods’ Snacks and Confections divisions. Ms. Morrison began her career at Procter & Gamble in 1975, and later worked at PepsiCo in trade and business development, and at Nestle USA, where she held senior marketing and sales positions.

Charles R. Perrin

Charles R. Perrin, 69, was elected to the Board of Directors in 1999. Mr. Perrin is a member of the Compensation and Organization Committee and the Finance and Corporate Development Committee. He has served on the board of Abercrombie & Fitch, Co. since January 2014, and was the non-executive Chairman of Warnaco Group, Inc., from March 2004 until February 2013.

Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. In January 1998 he joined Avon Products, Inc. as Vice Chairman and Chief Operating Officer, and served as CEO of that company from June 1998 to November 1999. From 1994 to 1996, he was Chairman and CEO of Duracell International, Inc. He joined Duracell in 1985 as President of Duracell USA, and later held a number of other executive positions, including President and Chief Operating Officer of Duracell International, Inc. from 1992 to 1994. He previously worked at Cheeseborough-Ponds, Inc., where he held a series of management positions and served as President of the Packaged Food Division. Mr. Perrin began his business career at General Foods Corporation.

A. Barry Rand

A. Barry Rand, 69, was elected to the Board of Directors in 2005, and serves on the Audit Committee and the Governance Committee. Mr. Rand served as Chief Executive Officer of AARP, the nation’s largest non-profit and advocacy organization from April 2009 until September 1, 2014. He has been a director of Agilent Technologies, Inc. since 2000 and is also a member of the Board of Trustees of Howard University.

Mr. Rand brings to the Company’s Board a strong mix of organizational and operational management skills and board leadership experience. From 2003 to 2005, he was the Chairman of Aspect Communications, a leading provider of enterprise customer contact center solutions. During the same period, he also served as Chairman and Chief Executive Officer of Equitant, which manages the order-to-cash process for Fortune 500 companies. Mr. Rand was Chairman and Chief Executive Officer of Avis Group Holdings, Inc. from 1999 to 2001. He completed his previous 30-year executive career with Xerox Corporation, ending as Executive Vice President of Worldwide Operations.

Nick Shreiber

Nick Shreiber, 65, was elected to the Board of Directors in July 2009, and serves on the Audit Committee and the Governance Committee.

Mr. Shreiber brings strong international and operational experience to the Board, with more than 30 years of senior leadership experience in both line management and management consulting. In 2005 he completed an 18-year career at the Tetra Pak Group, a world leader in packaging and processing solutions for food, during the last five of which he served as President and Chief Executive Officer. He previously was a partner with McKinsey & Co., where he spent eight years with engagement responsibility for major clients in Europe and Latin America in diverse industrial and service sectors. Mr. Shreiber served on the board of Radiant Systems, Inc. in 2011, and currently serves on the Board of North Highland, an international management consulting company. In addition to his Board work, Mr. Shreiber mentors senior corporate executives on issues relating to leadership, organization and strategy.

Tracey T. Travis

Tracey T. Travis, 52, was elected to the Board of Directors in November 2011, and serves on the Audit Committee and Finance and Corporate Development Committee. She is currently Executive Vice President and Chief Financial Officer for The Estée Lauder Companies Inc., a role to which she was appointed in August 2012. Ms. Travis was a director of Jo-Ann Stores, Inc. from 2003 until 2011.

Ms. Travis possesses valuable business experience and particular strengths in the areas of financial management and reporting, brand building and operational management. Before assuming her current role at Estée Lauder, she served as Senior Vice President of Finance and Chief Financial Officer at Ralph Lauren Corporation from 2005 until July 2012, and as Senior Vice President of Finance for Limited Brands, Inc. from 2002 to 2004. From 2001 to 2002, she was Chief Financial Officer of Intimate Brands, Inc., a division of Limited Brands. Ms. Travis served as Chief Financial Officer of the Beverage Can Americas Group of American National Can from 1999 to 2001, and held various management positions at PepsiCo and Pepsi Bottling Group from 1989 to 1999. She began her career as an engineer with General Motors Corporation in 1983 and went on to work in various financial roles.

Archbold D. van Beuren

Archbold D. van Beuren, 57, was elected to the Board of Directors in November 2009. Mr. van Beuren serves on the Audit Committee and Finance and Corporate Development Committee.

Mr. van Beuren brings to the Board wide-ranging skills in operational management and extensive knowledge of the Company, its customers, its products and the food industry. He began his 26-year career with Campbell in 1983 as an Associate Marketing Manager and served in various positions of increasing responsibility, including President of Godiva Chocolatier; President of a division responsible for the North America Foodservice business and the Company’s Canadian, Mexican and Latin American businesses; and Senior Vice President and President — Global Sales and Chief Customer Officer from 2007 until his retirement from Campbell on October 1, 2009. Mr. van Beuren began his career as an analyst with Belden & Associates Investments in 1979 and in 1980 moved to Triton Press, where he was Manager of Sales and Marketing.

Mr. van Beuren serves on the board of Bissell Company, Inc. He is a descendant of the founder of the Company.

Les C. Vinney

Les C. Vinney, 65, was elected to the Board of Directors in 2003. Mr. Vinney is Chair of the Compensation and Organization Committee and also serves on the Finance and Corporate Development Committee. Mr. Vinney retired as President and CEO of STERIS Corporation in 2007. He has been a director of Patterson Companies, Inc. since 2008 and served on the Board of the Federal Reserve Bank of Cleveland from 2005 through 2010.

Mr. Vinney brings to the Board extensive experience and perspective in the areas of accounting, finance and business operations. After joining STERIS Corporation in 1999 as Senior Vice President and Chief Financial Officer, he was elected President and Chief Executive Officer of that company from 2000 to 2007. From 2007 to 2009, Mr. Vinney served as a Senior Advisor to STERIS. Prior to joining STERIS, Mr. Vinney worked at Goodrich Corporation, which he joined in 1991 as Vice President of Finance — Specialty Chemicals and where he held successive executive positions until his election as Senior Vice President and Chief Financial Officer in 1998. Prior to joining Goodrich, Mr. Vinney held a number of senior operating and financial management positions with Engelhard Corporation. He began his career at Exxon Corporation in 1972 in financial management.

Security Ownership of Directors and Executive Officers

The following table sets forth information regarding beneficial ownership as of the record date (except where otherwise indicated) of Campbell’s stock by each director and director nominee, by each of the named executive officers identified in the Fiscal 2014 Summary Compensation Table included in this proxy statement, and by all directors and executive officers as a group. The table also sets forth Campbell stock units credited to each individual’s deferred compensation account upon deferral of previously earned compensation. Additional stock units are credited to the deferred compensation accounts upon payment of dividends. The individuals are fully at risk as to the value of the Campbell stock units in their deferred compensation accounts. The table also includes unvested, non-deferred restricted share units granted to executives under the Company’s Long-Term Incentive Program. Stock units in deferred compensation accounts and unvested restricted share units granted under the Long-Term Incentive Program do not carry voting rights, but the individuals do have a pecuniary interest in these units.

	Number of Shares	Number of Shares Underlying Vested Options	Total Number of Shares Beneficially Owned(a)	Number of Campbell Stock Units Deferred	Number of Restricted Share Units	Total
Edmund M. Carpenter	36,067	19,656	55,723	17,834	0	73,557
Paul R. Charron	18,369	10,336	28,705	57,200	0	85,905
Bennett Dorrance(b)	46,292,965	37,029	46,329,994	24,240	0	46,354,234
Lawrence C. Karlson	17,239	0	17,239	0	0	17,239
Randall W. Larrimore	19,243	19,656	38,899	0	0	38,899
Marc B. Lautenbach	1,433	0	1,433	0	0	1,433
Mary Alice D. Malone(c)	53,191,978	19,656	53,211,634	49,131	0	53,260,765
Sara Mathew	0	10,336	10,336	42,004	0	52,340
Denise M. Morrison	214,479	0	214,479	25,607	282,393	522,479
Charles R. Perrin	0	0	0	43,708	0	43,708
A. Barry Rand	0	0	0	27,936	0	27,936
Nick Shreiber	19,689	0	19,689	0	0	19,689
Tracey T. Travis	9,258	0	9,258	0	0	9,258
Archbold D. van Beuren(d)	17,919,068	0	17,919,068	23,585	0	17,942,653
Les C. Vinney	56,244	0	56,244	6,065	0	62,309
Charlotte C. Weber(e)	12,538,280	10,336	12,548,616	39,445	0	12,588,061
Mark R. Alexander	118,446	0	118,446	10,065	85,028	213,539
Carlos J. Barroso	3,396	0	3,396	0	26,597	29,993
Anthony P. DiSilvestro	64,023	0	64,023	17,323	38,508	119,854
Ellen Oran Kaden	211,199	0	211,199	58,485	94,217	363,901
B. Craig Owens(f)	72,301	0	72,301	5,761	109,689	187,751
TOTAL*	130,915,138	127,005	131,042,143	461,994	818,244	132,322,381

*	Total includes all directors, director nominees, named executive officers and other executive officers as a group (26 persons), who collectively own 42.1% of the outstanding shares of Campbell stock.

(a)	The shares shown include shares of Campbell stock as to which directors and executive officers can acquire beneficial ownership because of stock options that are currently vested. All persons listed own less than 1% of the Company’s outstanding shares of stock, except:

% of Outstanding Shares
Bennett Dorrance	14.7%
Mary Alice D. Malone	16.9%
Archbold D. van Beuren	5.7%
Charlotte C. Weber	4.0%

(b)	Bennett Dorrance is a grandson of John T. Dorrance (the founder of the Company), the brother of Mary Alice D. Malone and a first cousin of Charlotte C. Weber. Share ownership does not include 1,105,142 shares held by trusts for his children or 82,028 shares held by DFE Partners, as to which shares he disclaims beneficial ownership. Share ownership includes 22,919,355 shares that are pledged to banks as collateral for loans. Over the last 12 months, Mr. Dorrance reduced the number of shares that are subject to pledge arrangements from 27,819,355 shares to 22,919,355 shares, a reduction of 4,900,000 shares, or 17.6%. Over the past 24 months Mr. Dorrance has reduced the number of pledged shares by 10,650,000 shares, or 31.7%. See also “Principal Shareholders” below.

(c)	Mary Alice D. Malone is a granddaughter of John T. Dorrance, the sister of Bennett Dorrance and a first cousin of Charlotte C. Weber. Share ownership does not include 1,094,325 shares held by trusts for her children for which Ms. Malone is not a trustee and as to which shares she disclaims beneficial ownership. See also “Principal Shareholders” below.

(d)	Archbold D. van Beuren is a great-grandson of John T. Dorrance. Share ownership includes 17,023,498 shares held by the Voting Trust (defined in “Principal Shareholders” below) as of September 22, 2014 over which he, as a Voting Trustee, has shared voting power. Share ownership also includes 871,470 shares, over which he has sole voting and dispositive power. Share ownership does not include 180,000 shares held by a trust for his wife, as to which shares he disclaims beneficial ownership. See also “Principal Shareholders” below.

(e)	Charlotte C. Weber is a granddaughter of John T. Dorrance and a first cousin of Bennett Dorrance and Mary Alice D. Malone. Share ownership includes 1,300,000 shares that are pledged to a bank as security for a revolving credit loan. Over the last 24 months, Ms. Weber has reduced the number of shares that are subject to pledge arrangements by 10,000 shares.

(f)	Share ownership for B. Craig Owens is as of May 1, 2014, the effective date of his retirement as Senior Vice President – Chief Financial Officer and Chief Administrative Officer and the last date on which he was an executive officer of the Company.

Security Ownership of Certain Beneficial Owners

At the close of business on September 22, 2014, the record date for the meeting, there were outstanding and entitled to vote 314,293,061 shares of Campbell stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.

Principal Shareholders

Information concerning the owners of more than 5% of the outstanding Campbell stock as of the record date for the meeting follows:

Name/Address	Amount/Nature of Beneficial Ownership		Percent of Outstanding Stock
Bennett Dorrance DMB Associates 7600 E. Doubletree Ranch Road Scottsdale, AZ 85258	46,292,965	(1)	14.7%

Mary Alice D. Malone Iron Spring Farm, Inc. 75 Old Stottsville Road Coatesville, PA 19320	53,191,978	(2)	16.9%
Archbold D. van Beuren and David C. Patterson, Voting Trustees under the Major Stockholders’ Voting Trust dated as of June 2, 1990, as amended (“Voting Trust”), and Related Persons	23,392,486	(3)	7.4%
c/o Brandywine Trust Company 7234 Lancaster Pike Hockessin, DE 19707 (4)

(1)	A director nominee. See note (b) on page 6.

(2)	A director nominee. See note (c) on page 7.

(3)	Archbold D. van Beuren is a director nominee. See note (d) on page 7.

Total disclosed above is as of September 22, 2014, and includes 17,023,498 shares (5.4% of the outstanding shares) held by the Voting Trust and 6,368,988 shares held outside the Voting Trust by Voting Trust participants or by persons related to them, for a total of 23,392,486 shares 7.4% of the outstanding shares).

Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees, including the right to withdraw these shares prior to any annual or special meeting of the Company’s shareholders. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of a sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company’s business, in order to obtain their objective of maximizing the value of their shares. The Voting Trustees will act for participants in communications with the Company’s Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(4)	Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Voting Trustees, whose decision must be approved by two of the three Voting Trustees. The Voting Trust continues until January 1, 2024, unless it is sooner terminated or extended.

Unless otherwise noted, the foregoing information relating to Principal Shareholders is based upon the Company’s stock records and data supplied to the Company by the holders as of the record date for the meeting.

Corporate Governance

The Board of Directors is responsible for overseeing the business of the Company, and the competence and integrity of its management, to serve the long-term interests of the shareholders. The Board believes that sound corporate governance is essential to diligent and effective fulfillment of its oversight responsibilities.

Corporate Governance Standards

Campbell first published Corporate Governance Standards in its proxy statement in 1992. The Company’s current Corporate Governance Standards appear in Appendix A. Also set forth in Appendix A are procedures by which interested persons can communicate concerns to the Board of Directors and the Audit Committee.

Director Independence

A statement of standards that the Board has adopted to assist it in evaluating the independence of Campbell directors is set forth in Appendix A, and appears in the governance section of the Company’s Web site at www.campbellsoupcompany.com. The Standards for the Determination of Director Independence (the “Standards”) describe various types of relationships that could potentially exist between a director and the Company, and define the thresholds at which such relationships would be deemed material. The Board will deem a director to be independent if (i) no relationship exists that would disqualify the director under the guidelines set forth in paragraphs 1 and 2 of the Standards, and (ii) the Board has determined, based on all relevant facts and circumstances, that any other relationship between the director and the Company, not covered by paragraphs 1 and 2 of the Standards, is not material. In any case in which the Board makes the latter determination, the relationship will be disclosed in the proxy statement, along with the basis for the Board’s con clu sion that it is not material.

The Board has determined that no relationship exists between the Company and any nominee for director listed in this proxy statement, except Ms. Morrison, which would influence or impair the nominee’s independence as a director. Each of the following directors and director nominees is independent under the rules of the New York Stock Exchange and the Standards set forth in Appendix A:

Edmund M. Carpenter	Charles R. Perrin
Paul R. Charron	A. Barry Rand
Bennett Dorrance	Nick Shreiber
Lawrence C. Karlson	Tracey T. Travis
Randall W. Larrimore	Archbold D. van Beuren
Marc B. Lautenbach	Les C. Vinney
Mary Alice D. Malone	Charlotte C. Weber
Sara Mathew

Board Leadership Structure

Campbell has a long-standing tradition of separating the roles of Chairman of the Board and Chief Executive Officer. The Board continues to believe that this is the most appropriate leadership structure for the Company. The principal responsibility of the Chief Executive Officer is to manage the business. The principal responsibilities of the Chairman of the Board are to manage the operations of the Board of Directors and its committees and provide counsel to the Chief Executive Officer on behalf of the Board.

Board Committee Structure

Pursuant to the By-Laws, the Board had established four standing committees as of the record date: the Audit Committee, the Compensation and Organization Committee, the Finance and Corporate Development Committee and the Governance Committee. Each of the standing committees has a charter that is reviewed annually by that committee. Proposed changes to the charter of any standing committee are reviewed by the Governance Committee and approved by the Board. The committee charters are available in the governance section of the Company’s Web site at www.campbellsoupcompany.com.

All members of the Audit Committee, the Compensation and Organization Committee and the Governance Committee are independent directors as defined by the rules of the New York Stock Exchange and the Standards set forth in Appendix A. All members of the Audit Committee also satisfy the independence requirements for audit committee members set forth in the SEC rules. The Board has determined that Sara Mathew is an audit committee financial expert, as defined by the SEC rules. Each member of the Compensation and Organization Committee qualifies as a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Membership in the standing committees on October 1, 2014, was as follows:

Audit	Compensation and Organization	Finance and Corporate Development	Governance
Sara Mathew, Chair	Les C. Vinney, Chair	Edmund M. Carpenter, Chair	Bennett Dorrance, Co-chair
Lawrence C. Karlson	Edmund M. Carpenter	Lawrence C. Karlson	Randall W. Larrimore, Co-chair
A. Barry Rand	Bennett Dorrance	Mary Alice D. Malone	Sara Mathew
Nick Shreiber	Randall W. Larrimore	Charles R. Perrin	A. Barry Rand
Tracey T. Travis	Mary Alice D. Malone	Tracey T. Travis	Nick Shreiber
Archbold D. van Beuren	Charles R. Perrin	Archbold D. van Beuren	Charlotte C. Weber
	Charlotte C. Weber	Les C. Vinney

Actions taken by any of the standing committees are reported to the Board. Generally, all members of the Board receive copies of the minutes of all committee meetings and copies of the materials distributed in advance of the meetings for all of the committees.

The principal responsibilities of the standing committees, and the number of meetings held by each committee in fiscal 2014, were as follows:

Audit Committee

13 meetings in fiscal 2014

•	Evaluates the performance of and selects the Company’s independent registered public accounting firm, subject only to ratification by the shareholders;

•	Reviews the scope and results of the audit plans of the independent registered public accounting firm and the internal auditors;

•	Oversees the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures;

•	Reviews the performance and resources of the internal audit function, which reports directly to the Audit Committee;

•	Confers independently with the internal auditors and the independent registered public accounting firm;

•	Reviews the Company’s financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report;

•	Reviews the Company’s quarterly financial results and related disclosures;

•

Approves all permissible non-audit services to be performed by the independent registered public accounting firm and all relationships that the independent registered public accounting firm has with the Company;

•	Determines the appropriateness of fees for audit and non-audit services performed by the independent registered public accounting firm; and

•	Reviews the Company’s compliance and ethics program and Code of Business Conduct and Ethics.

Compensation and Organization Committee

7 meetings in fiscal 2014

•	Conducts an annual performance evaluation of the Chief Executive Officer by all independent directors;

•	Determines and approves the salary and incentive compensation, including bonus and performance restricted stock, for the Chief Executive Officer, with input from the other independent directors;

•	Reviews and approves the salaries and incentive compensation for senior executives;

•	Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

•	Reviews the executive salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

•	Reviews and approves the total incentive compensation to be allocated annually to employees;

•	Reviews and recommends to the Board significant changes in the design of employee benefit plans;

•	Reviews major organizational changes;

•	Reviews executive organization and principal programs for executive development, and annually reports to the Board on management development and succession planning; and

•	Conducts an assessment of the independence of any outside advisor it chooses to retain.

For a discussion of the process by which the Compensation and Organization Committee determines executive compensation and the roles of executive officers and the Committee’s independent compensation consultant in determining executive compensation in fiscal 2014, see “Corporate Governance of Executive Compensation” and “Independent Compensation Consultant” on pages 17 through 18.

Finance and Corporate Development Committee

6 meetings in fiscal 2014

•	Reviews and recommends to the Board all issuances, sales or repurchases of equity and long-term debt;

•	Reviews and recommends changes in the Company’s capital structure;

•	Reviews and recommends the financing plan, dividend policy, capital budget and capital expenditure program;

•	Reviews and recommends acquisitions, divestitures, joint ventures, partnerships or combinations of business interests;

•	Reviews financial risks and the Company’s principal policies, procedures and controls with respect to investment and derivatives, foreign exchanges and hedging transactions;

•	Recommends proposed appointments to the Administrative Committee of the Company’s 401(k) savings plan and pension plans; and

•	Oversees the administration and the investment policies and practices of the Company’s 401(k) saving plan and pension plans.

Governance Committee

6 meetings in fiscal 2014

Reviews and makes recommendations to the Board regarding:

•	The organization and structure of the Board;

•	Qualifications for director candidates;

•	Candidates for election to the Board;

•	Evaluation of the Chairman’s performance;

•	Candidates for the position of Chairman of the Board;

•	Chairpersons and members for appointment to the Board Committees;

•	Remuneration for Board members who are not employees; and

•	The role and effectiveness of the Board, the respective Board Committees and the individual directors in the Company’s corporate governance process.

The Governance Committee determines the amount and design of all compensation provided to non-employee directors. The Senior Vice President—Chief Legal and Public Affairs Officer and the Vice President and Corporate Secretary make recommendations to the Governance Committee regarding changes to the director compensation program. The Governance Committee also reviews any transaction with a related person in accordance with the Board’s policy concerning such transactions, as further described on page 14.

The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareholders. See pages 12 through 13 for the procedures for submitting nominee information.

Compensation and Organization Committee Interlocks and Insider Participation

There are no Compensation and Organization Committee interlocks. No member of the Committee has ever been an officer or employee of the Company, and none of the members has any relationship required to be disclosed under this caption under the rules of the SEC.

Evaluations of Board Performance

Since 1995, the Board’s Governance Committee has led annual evaluations of Board performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In accordance with the requirements of the Corporate Governance Listing Standards of the New York Stock Exchange, in 2014, the Board completed an evaluation process focusing on the effectiveness of the performance of the Board as a whole, and each standing committee conducted a separate evaluation of its own performance and of the adequacy of its charter. The Governance Committee designed and coordinated the Board evaluation and reported on its results. Each committee also reported to the Board on the results of its annual self-evaluation.

In the Board evaluation process, each non-employee director completed an evaluation form that solicited directors’ assessments regarding 30 questions relating to the qualifications and responsibilities of directors, the effectiveness of Board and committee operations, and the oversight of management. Following review and discussion of a composite report by the Governance Committee, its Co-Chairs presented a report to the Board that provided recommendations to enhance Board effectiveness based upon the responses received in this process.

In the committee evaluation process, the members of each standing committee completed an evaluation form that elicited assessments regarding the appropriateness of the committee’s charter and the adequacy of the written materials distributed in advance of meetings, the time available for discussion of important policy matters, and the manner in which specific committee responsibilities were discharged. Following discussion of a composite report within each committee, the chair of the committee reported to the Board regarding its overall findings and recommendations to improve committee operations.

Director Continuing Education

Since fiscal 2005, the Company has maintained a formal program of continuing education for directors. In September 2010, the Governance Committee revised the program and established the expectation that each Director will complete a total of 16 hours of director continuing education over the course of two years through a combination of Company-sponsored courses or events, in-person or online director education programs sponsored by outside parties, online training courses offered as part of the Company’s compliance training program for employees, and certain other educational experiences as may be approved by the Governance Committee from time to time. In fiscal 2014, directors participated in Company-sponsored sessions on business-related topics, and also participated in courses provided by outside parties covering various governance matters and topics of interest to audit and compensation committee members.

Board Oversight of Enterprise Risk

In accordance with New York Stock Exchange Corporate Governance Listing Standards, the Audit Committee charter assigns to that committee the responsibility to review the Company’s policies and practices with respect to risk assessment and risk management, including major financial risk exposures, and the steps management has taken to monitor and control such exposures. As noted in the commentary to the Listing Standards, enterprise risk management is fundamentally a responsibility of the Company’s management, but the Audit Committee is charged with reviewing the policies and practices that govern this process.

In 2006, the Audit Committee recommended, and the Board approved, a framework pursuant to which the Board as a whole and each of the standing committees have been assigned specific accountabilities for review of the Company’s management of certain categories of enterprise risk. The responsibilities reflected in the framework are included in the annual schedules of recurring agenda items for the Board and the respective committees, and the Audit Committee reviews the framework annually. In addition, a review of the principal enterprise risks whose oversight is assigned to the Board as a whole is incorporated in the Board’s annual agenda.

Policy on Pledging

In September 2013, the Board of Directors, upon the recommendation of the Governance Committee, adopted a policy that prohibits any director or executive officer from pledging any shares of Campbell common stock that he or she owns or controls, directly or indirectly, as security under any obligation. This policy is prospective and is not applicable to pledge arrangements in existence as of September 25, 2013. Directors who had pledged shares as of September 25, 2013 are expected to reduce the number of shares pledged in a reasonable manner over time. See the footnotes following the Security Ownership of Directors and Executive Officers table on pages 6 through 7 for additional information regarding shares subject to pledge obligations and reductions in the number of shares pledged.

Process for Nomination and Evaluation of Candidates for Director

The Governance Committee is responsible for investigating, reviewing and evaluating the qualifications of candidates for membership on the Board and for assessing the contributions and performance of directors eligible for re-election. It is also responsible for recommending director nominees for approval by the Board and nomination for election at the Annual Meeting of Shareholders.

Recommendation of New Nominees.    When vacancies on the Board arise due to the retirement or resignation of directors, the Governance Committee may consult with other directors and/or with senior management to obtain recommendations of potential candidates to fill these positions, and may also retain a search firm to assist it in identifying and evaluating candidates. The Governance Committee also considers candidates for election to the Board who are recommended to the Committee by shareholders.

Please see page 1 for a description of the criteria for the selection of directors.

All candidates considered by the Governance Committee for potential recommendation to the Board as director nominees are evaluated by the Governance Committee in light of the minimum qualifications listed on page 1. When vacancies occur, the Governance Committee also reviews the overall composition of the Board to determine whether the addition of a director with one or more of the additional skills or qualities listed on page 1 would be desirable to enhance the effective ness of the Board, and whether candidates with other specific experience or expertise should be sought at that particular time. If an outside search firm is retained to assist in identifying and evaluating candidates, the Governance Committee also considers the assessments of the search firm and the background information it provides on the persons recommended for consideration. The Chairman of the Board, the Co-Chairs of the Governance Committee and the Chief Executive Officer customarily interview leading candidates. Other directors and/or members of senior management may also interview these candidates. Candidates recommended by shareholders will be evaluated using the same process that is employed to evaluate any other candidate.

2014 Nominees.    All director nominees listed in this proxy statement, other than Marc B. Lautenbach, were also nominated by the Board and elected by the shareholders in November 2013. Mr. Lautenbach was elected as a director effective June 11, 2014.

Mr. Lautenbach was identified by a search firm that was retained by the Governance Committee. The search firm was instructed to identify candidates who met the minimum qualifications for directors set forth on page 1, and who also satisfied the additional criteria established by the Governance Committee for this search. Follow-

ing the completion of the thorough review and interview process described above, Mr. Lautenbach was recommended for election to the Board by the Governance Committee.

Re-Nomination of Incumbent Directors.    The Company’s Corporate Governance Standards require the Governance Committee to assess the performance of each director eligible for re-election at the Annual Meeting. The Governance Committee’s annual agenda contemplates that these assessments will occur in advance of the Governance Committee’s recommendation of a slate of director nominees for approval by the Board. In the individual director assessment conducted by the Governance Committee in fiscal 2014, each director serving at the time of such assessment who would be standing for re-election was evaluated in light of the criteria set forth in the Corporate Governance Standards with respect to the qualification of directors and the composition of the Board. In addition, the Co-Chairs of the Governance Committee solicited an assessment of each director from the Chairman of the Board.

Shareholder Recommendations.    Shareholders who wish to recommend candidates for nomination for election to the Board may do so by writing to the Corporate Secretary of Campbell Soup Company at 1 Campbell Place, Camden, New Jersey 08103-1799. The recommendation must include the following information:

1.	The candidate’s name and business address;

2.	A resume or curriculum vitae which describes the candidate’s background and demonstrates that he or she meets the minimum qualifications set forth above;

3.	A letter from the candidate stating that he or she is willing to serve on the Board if elected, and identifying any legal or regulatory proceedings in which he or she has been involved during the last ten years; and

4.	A statement from the shareholder recommending the candidate, indicating that he or she is the registered owner of Campbell shares, or a written statement from the “record holder” of Campbell shares indicating that the shareholder is the beneficial owner of such shares.

Requirement of Majority Shareholder Votes in Uncontested Director Elections

In 2007, the Board adopted a policy, set forth in the Company’s Corporate Governance Standards, which provides that any nominee for director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election shall immediately tender an offer of resignation following certification of the shareholder vote. The Board will accept the resignation unless there is a compelling reason for the director to remain on the Board, and will promptly disclose the action it has taken and the reasons for it.

Director Attendance at Board and Committee Meetings

Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with the Chairman, the Chief Executive Officer and other members of management on matters affecting the Company. During fiscal 2014, the Board of Directors held six regular meetings. All directors attended at least 92% of scheduled Board meetings and meetings held by committees of which they were members.

Director Attendance at Annual Meeting of Shareholders

All directors who are standing for re-election are expected to attend the Annual Meeting of Shareholders. Fourteen of the fifteen directors who were standing for re-election attended the 2013 Annual Meeting of Shareholders.

This Corporate Governance section, which began on page 8 was reviewed and discussed by the Governance Committee, and the Governance Committee recommended to the Board that it be included in this proxy statement.

Governance Committee

Bennett Dorrance, Co-Chair

Randall W. Larrimore, Co-Chair

Sara Mathew

A. Barry Rand

Nick Shreiber

Charlotte C. Weber

Transactions with Related Persons

Under the Company’s written Policy Concerning Transactions with Related Persons (the “Related Persons Policy”), the Governance Committee is required to review and, in appropriate circumstances, approve or ratify any transaction in which the Company was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000 and any related person had or will have a direct or indirect interest, as well as any material amendment to or modification of such a transaction.

Management has established procedures for identifying and monitoring transactions that may be subject to Governance Committee review under the Related Persons Policy or disclosure under SEC rules. Under the Company’s conflicts of interest policy, directors and executive officers have a duty to report transactions in which they or their immediate family members have a direct or indirect interest and which might be deemed to constitute related person transactions. Directors and executive officers also annually complete a proxy questionnaire in which they are asked to identify all for-profit and not-for-profit entities with which they are associated. Based on the disclosures in the proxy questionnaires, management ascertains whether the Company has engaged or is expected to engage in any transactions involving these entities, directly or indirectly, of which the relevant director or executive officer may be unaware.

The Related Persons Policy specifies that the Governance Committee shall review the material terms of such a transaction, including the approximate dollar amount, and the material facts as to the related person’s direct or indirect interest in, or relationship to, the transaction. In determining whether to approve or ratify a transaction, the Governance Committee is directed to consider, among other factors it may deem appropriate, whether the transaction was or will be on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances. No director may participate in the discussion or approval of a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

The Co-Chairs of the Governance Committee (or, if a transaction involves one of the Committee Co-Chairs, the Chairman of the Board) may approve or ratify a related person transaction in which the aggregate amount involved is less than $1 million. Any transaction approved by the Co-Chairs or the Chairman is to be reported to the Governance Committee at its next regularly scheduled meeting.

The following types of transactions are deemed by the Related Persons Policy to have been approved in advance by the Governance Committee, even if the aggregate amount involved exceeded or will exceed $120,000:

•	Compensation paid by the Company to a director or executive officer for services rendered to the Company as a director or executive officer.

•

Transactions with other entities in which a related person has a direct or indirect interest solely as a result of being a director of the other entity or of owning, with all other related persons, a less than 10% equity or limited partnership interest in the entity, and the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that entity’s total annual revenues.

•

Contributions by the Company to charitable organizations with which a related person’s relationship is solely that of an employee (other than an executive officer), director or trustee, and the aggregate amount of the contribution does not exceed the lesser of $25,000 or 2% of the charitable organization’s annual receipts.

•

Transactions in which a related person’s only interest is as a holder of the Company’s stock, and all holders received or will receive proportional benefits (such as the payment of regular quarterly dividends).

•	Transactions involving competitive bids.

•	Transactions in which the rates or charges are regulated by law or government authority.

•	Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

There were no transactions during the period from July 29, 2013 to October 1, 2014, and none are currently proposed, in which the Company was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000, and any related person had or will have a direct or indirect material interest.

Audit Committee Report

The Audit Committee is comprised of the six directors named below. The Board has determined that each member of the Committee meets the current requirements as to independence, experience and expertise established by the New York Stock Exchange. Sara Mathew is an audit committee financial expert as defined by SEC rules. A copy of the Audit Committee Charter, as most recently updated in September 2004, is available at the Company’s corporate website at www.campbellsoupcompany.com in the governance section under Board Committees.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements and financial reporting process, including its system of internal controls.

To fulfill these oversight responsibilities, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 3, 2014, and has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee. In addition, the Committee has received from the independent auditors a written report stating that they are not aware of any relationships between the registered public accounting firm and the Company that, in their professional judgment, may reasonably be thought to bear on their independence, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence. The Committee has discussed with the independent registered public accounting firm the firm’s objectivity and independence. The Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the most recent fiscal year and the fees and costs billed and expected to be billed by the independent registered public accounting firm for those services are compatible with maintaining its independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee has reviewed with the internal auditors and independent registered public accounting firm, with and without members of management present, the results of their examinations, their assessment of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee has discussed with the Chief Executive Officer and the Chief Financial Officer the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that Campbell’s audited consolidated financial statements be included in Campbell’s Annual Report on Form 10-K for the fiscal year ended August 3, 2014, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board that PricewaterhouseCoopers LLP be appointed independent registered public accounting firm for the Company for fiscal 2015.

Audit Committee

Sara Mathew, Chair

Lawrence C. Karlson

A. Barry Rand

Nick Shreiber

Tracey T. Travis

Archbold D. van Beuren

Independent Registered Public Accounting Firm Fees and Services

The aggregate fees, including expenses, billed by PricewaterhouseCoopers LLP, Campbell’s independent registered public accounting firm, for professional services in fiscal 2014 and 2013 were as follows:

Services Rendered	Fiscal 2014	Fiscal 2013
Audit Fees	$4,569,000	$5,445,000
Audit-Related Fees	$60,000	$422,000
Tax Fees	$930,000	$636,000
All Other Fees	$16,000	$16,000

The audit fees for the years ended August 3, 2014, and July 28, 2013, include fees for professional services rendered for the audits of the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, quarterly reviews, statutory audits, SEC filings, comfort letters and accounting consultations.

The audit-related fees for the years ended August 3, 2014, and July 28, 2013, include fees for services related to accounting and reporting considerations, pension plan audits, agreed-upon procedures reports, and due diligence procedures.

The Audit Committee’s charter provides that the Committee will pre-approve all audit services and all permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm. From time to time, the Committee may delegate its authority to pre-approve non-audit services to one or more Committee members. Any such approvals shall be reported at the next Audit Committee meeting.

Tax fees for the years ended August 3, 2014, and July 28, 2013, include fees for services related to tax compliance, including the preparation of tax returns and tax assistance with tax audits, transfer pricing and expatriate tax matters.

Other fees for the years ended August 3, 2014, and July 28, 2013, include fees associated with the use of accounting and technical research software and use of a human resource benchmarking tool.

In fiscal 2014 and 2013, 100% of the audit fees, audit-related fees, tax fees and all other fees were approved either by the Audit Committee or its designee.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on such reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Organization Committee

Les C. Vinney, Chair

Edmund M. Carpenter

Bennett Dorrance

Randall W. Larrimore

Mary Alice D. Malone

Charles R. Perrin

Charlotte C. Weber

Compensation Discussion and Analysis (“CD&A”)

This CD&A describes the Company’s executive compensation program for its Chief Executive Officer (“CEO”), Chief Financial Officer and the other most highly compensated executive officers who are named in the summary compensation table (“named executive officers” or “NEOs”). Certain other Company employees, including all executive officers, also participate in some or all aspects of the programs described in this section. The Company maintains other compensation programs for certain employees based on the employee’s job function, business unit, or geographic location.

Corporate Governance of Executive Compensation

The Compensation and Organization Committee (“Committee”) approves the Company’s executive compensation policies and programs, reviews major organizational changes and reviews the Company’s succession planning and leadership development processes. The Committee’s charter is available in the governance section of the Company’s Web site at www.campbellsoupcompany.com. The Board has determined that all members of the Committee are independent directors as defined by the New York Stock Exchange rules and the Company’s Standards.

The Committee annually reviews the Company’s compensation strategy, principles and policies, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of incentive compensation programs. The Committee approves all compensation and benefits for approximately 20 executives in the Company (including the named executive officers), authorizes the aggregate amount of annual incentive awards for all eligible participants under the Annual Incentive Plan (“AIP”) and the Long-Term Incentive (“LTI”) Program, and authorizes the CEO to allocate awards to other participants under the AIP and LTI Program, up to the aggregate amount. It is the Company’s customary practice for the CEO and the Senior Vice President and Chief Human Resources Officer to provide recommendations to the Committee on compensation actions for these 20 executives (except for his or her own compensation actions) and on potential changes in the design of executive compensation programs. By the terms of its charter, the Committee has delegated to the Chair of the Committee the authority to approve compensation actions for these 20 executives between Committee meetings when necessary for business continuity purposes. The Chair of the Committee and the Chairman of the Board of Directors must jointly approve any equity grants made to executive officers between meetings.

Each September, the Committee reviews the performance of the NEOs and approves for each executive his or her base salary, annual incentive payment and long-term incentive grant. This review of all major elements of executive compensation at one time provides the Committee with a comprehensive analysis of the target dollar amount of compensation being delivered by each element of compensation, assuming the required performance goals are 100% attained. In September 2014, the CEO and the Senior Vice President and Chief Human Resources Officer recommended to the Committee compensation actions for the NEOs (other than their own positions), including AIP awards for fiscal 2014 and base salaries and LTI grants for fiscal 2015.

The Senior Vice President – Chief Legal and Public Affairs Officer and the Senior Vice President and Chief Human Resources Officer work with the Committee to develop the annual list of agenda items and the annual schedule of meetings for the Committee, which are set prior to each fiscal year. The list of agenda items is approved by the Committee.

Independent Compensation Consultant

Pursuant to its charter, the Committee is authorized to engage an outside advisor to assist in the design and evaluation of the Company’s executive compensation program, as well as to approve the fees paid to such advisor and other terms of the engagement. Prior to the retention of an outside advisor, the Committee assesses the prospective advisor’s independence, taking into consideration all relevant factors, including those factors specified in the NYSE listing standards.

In fiscal 2014, the Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its compensation consultant. The Committee did not engage any other advisor in fiscal 2014. F.W. Cook advised the Committee on CEO compensation, compensation trends, governance issues and other matters of interest to the Committee. The Committee assessed F.W. Cook’s independence, taking into account a number of factors such as: (1) the provision of other services to the Company by F.W. Cook; (2) amount of fees received from the Company by F.W. Cook as a percentage of the total revenue of F.W. Cook; (3) F.W. Cook’s policies and procedures to prevent conflicts of interest; (4) any business or personal relationship between F.W. Cook and the members of the Committee; (5) any ownership of Company stock by the individuals at F.W. Cook performing consulting services for the Committee; and (6) any business or personal relationship between F.W. Cook and any executive officer of the Company. F.W. Cook provided the Committee with appropriate assurances regarding its independence. The Committee believes that F.W. Cook has been independent throughout its service to the Committee and that there are no conflicts of interest.

Compensation Principles and Policies

The Committee annually reviews, and the Board approves, the principles and policies for executive compensation. The principles and policies are:

•

Campbell offers a total compensation package that is designed to attract, motivate and retain talent of the caliber needed to deliver successful business performance in absolute terms and relative to competition.

•	Campbell’s compensation program is designed to link pay to Company, business unit and individual performance in absolute terms and relative to competition.

•

Compensation levels are set after comparing Campbell’s pay levels and practices to the practices of other food, beverage and consumer products companies in the Compensation Peer Group (see below) where the Company primarily competes for executive talent. Composition of this group is reviewed annually by the Committee.

•

Campbell targets base salaries, annual incentives and total annual cash compensation to the median of the Compensation Peer Group. Long-term incentives are targeted above the median. Total compensation, consisting of salary, annual incentives and long-term incentives, is targeted at 5% to 10% above the median, in the aggregate. Since Campbell is smaller than the median size of the group, a regression analysis is performed to adjust the compensation data for the top executive positions to take account of differences in the total revenue of various companies compared to Campbell’s total revenue. The Company’s competitive position is reviewed annually by the Committee.

•

Annual incentive payments are based on annual Company performance compared with goals established at the beginning of the fiscal year in four measurement areas relating to the Company’s financial, marketplace, operational and strategic objectives for that year. The Committee evaluates performance compared to goals each year and uses discretion to determine the total AIP pool available. Individual payouts are based on a combination of total Company or applicable business unit performance, and an assessment of individual performance against objectives established for each participant.

•

Long-term incentive grants are delivered in a combination of performance-restricted share units and time-lapse restricted share units, with the mix varying by level of responsibility within the organization. Employees with higher levels of responsibility receive a higher percentage of performance-restricted share units. Individual grants are based on an assessment of each participant’s performance and future leadership potential.

•

Senior executives have a substantial portion of compensation at risk, based upon the achievement of the performance goals for annual incentive payments and the performance goals for long-term incentives. When Company performance is strong, senior executives will receive compensation that is well above the median of the Compensation Peer Group. When Company performance is weak, senior executives will receive compensation well below the median. To align the interests of the Company’s senior executives with those of shareholders, a higher proportion of incentive compensation is delivered to senior executives through long-term incentives that are paid out depending upon the Company’s financial performance (see below for description of the LTI Program).

Compensation Objectives

The objectives of the Company’s executive compensation program are to:

•	Align the financial interests of the Company’s NEOs with those of its shareholders, in both the short and long term;

•	Provide incentives for achieving and exceeding the Company’s short-term and long-term goals;

•

Attract, motivate and retain highly competent executives by providing total compensation that is competitive with compensation paid at other well-managed companies in the food, beverage and consumer products industries; and

•

Differentiate the level of compensation based on individual and business unit performance, leadership potential, and level of responsibility within the organization. Individual performance is rated based upon demonstrated leadership skills, accomplishment of objectives, business unit or functional accountabilities and personal contributions.

Results of 2013 Shareholder Advisory Votes Relating to Executive Compensation

At the 2013 Annual Meeting of Shareholders, the Company held its annual shareholder advisory vote on executive compensation, or say-on-pay vote. Ninety-eight percent (98%) of the votes cast were in favor of the say-on-pay proposal.

As the Committee evaluated the Company’s compensation principles and policies during fiscal 2014, it was mindful of this favorable outcome and the shareholders’ strong support of the Company’s compensation objectives and compensation programs. The Committee has maintained its general approach to executive compensation, and made no material changes in fiscal 2014 to the compensation principles and policies or the objectives of the Company’s compensation program. The Company will continue to hold say-on-pay votes annually until the next shareholder advisory vote on frequency takes place. See “Item 3 — Advisory Vote on Executive Compensation” on pages 48 through 49 for additional information on the 2014 say-on-pay vote.

Peer Groups

The Committee identifies both a Compensation Peer Group and a Performance Peer Group in designing and determining compensation for its executive officers. The Committee uses the Compensation Peer Group to evaluate the competitiveness of executive compensation and uses the Performance Peer Group to measure the competitiveness of the Company’s total shareholder return (“TSR”) performance. In order to determine total compensation paid by companies that compete with the Company for executive talent, in fiscal 2014, the Committee compared Campbell’s total compensation levels with the levels at 30 companies in the food, beverage and consumer products industries (“Compensation Peer Group”), using compensation data purchased from Aon Hewitt by management. Given Campbell’s relatively small size in relation to many of the companies in the Compensation Peer Group, a regression analysis was performed to adjust the compensation data for the top positions for differences in the total revenues of the various companies compared to Campbell’s total revenue. The Committee believes that use of the Compensation Peer Group is the most effective method to evaluate and set the compensation needed to attract, motivate and retain the executive talent needed to manage the Company’s businesses and operations successfully, because these are the primary companies with which Campbell competes for senior executives. Use of this peer group also provides a broad database that allows Campbell to obtain accurate, representative survey information for a majority of its positions. The composition of the Compensation Peer Group is approved by the Committee each fiscal year after obtaining advice from its independent compensation consultant. For the purpose of determining fiscal 2014 compensation, the Compensation Peer Group consisted of the following companies:

Compensation Peer Group

Anheuser-Busch Companies. Inc.	H. J. Heinz Company	McCormick & Company, Inc. (1)
The Clorox Company	The Hershey Company (1)	Mead Johnson Nutrition Company (1)
The Coca-Cola Company	Hillshire Brands Company	Mondelez International, Inc. (1)
Colgate-Palmolive Company	Hormel, Inc. (1)	Nestle USA, Inc.
ConAgra Foods, Inc. (1)	Johnson & Johnson Company	PepsiCo, Inc.
Dean Foods Company	The J.M. Smucker Company (1)	The Procter & Gamble Company
Del Monte Foods Company	Kellogg Company (1)	Reynolds American Inc.
Diageo North America, Inc.	Kimberly-Clark Corporation	S.C. Johnson & Son, Inc.
Dr. Pepper Snapple Group, Inc.	Kraft Foods Group, Inc. (1)	Tyson Foods, Inc. (1)
General Mills, Inc. (1)	Mars, Inc.	Unilever United States, Inc.

(1)	These companies, plus Campbell, constitute the Standard & Poor’s Packaged Foods Group (“Performance Peer Group”), which is used to measure TSR performance for calculation of the payout of TSR performance-restricted share units under the LTI Program. In addition, Keurig Green Mountain was added to the Standard & Poor’s Packaged Foods Group during fiscal 2014, and is included in the Performance Peer Group for the fiscal 2014 LTI program, a description of which begins on page 25. During fiscal 2014, the Committee approved the addition of Keurig Green Mountain to the Compensation Peer Group for fiscal 2015.

The Performance Peer Group, which is a subset of the Compensation Peer Group, is independently selected by Standard & Poor’s (“S&P”) based upon the similarities of the companies’ businesses in the packaged foods industry. Companies that are added to and deleted from the S&P Packaged Foods Group are automatically added to or deleted from the list of companies whose TSR rankings are compared to Campbell’s ranking for TSR performance-restricted stock units. The list of companies in the S&P Packaged Foods Group is readily available through S&P.

The Committee and management exercise no discretion in selecting the companies that are included in the S&P Packaged Foods Group. The Committee reviewed the Performance Peer Group in fiscal 2014 and continues to believe that it is the appropriate group in Campbell’s industry against which to measure the Company’s TSR performance. TSR performance of the companies in the Compensation Peer Group that are not in the packaged foods industry is more likely to be affected by economic developments that do not affect the packaged foods industry.

Risk Assessment — Incentive Compensation Programs

During fiscal 2014, management completed, for review by the Committee, an assessment of the Company’s compensation programs on a global basis, with a focus on incentive compensation programs. Based on a number of factors, including the governance process employed, the relative size of the potential payouts in the aggregate and for any individual, the inclusion of a “cap” on the maximum payout and the use of multiple metrics in the respective incentive programs, the Committee believes that the Company’s compensation programs do not present a risk that is reasonably likely to have a material adverse effect on the Company.

Elements of Executive Compensation

The elements of Campbell’s executive compensation program for its NEOs are:

•	base salary;

•	performance-based annual incentive compensation;

•	long-term equity incentive compensation;

•	pension and nonqualified deferred compensation benefits;

•	perquisites; and

•	post-termination compensation and benefits.

The proportion of compensation delivered in each of these elements is designed to:

•

put more compensation at risk based upon Company or business unit and individual performance for NEOs, whose performance is more likely to influence the results of the executive’s business unit or function, or the results of the Company;

•

provide the opportunity for NEOs to earn above-median compensation primarily through annual and long-term incentives, with performance goals that align executives’ interests directly with those of Campbell’s shareholders;

•	provide consistency over time in the proportion of compensation opportunity among the elements, while varying actual pay based upon Company, business unit and individual performance; and

•	be competitive with the practices of the Compensation Peer Group in order to attract, motivate and retain key executives.

Base Salary

Base salaries are intended to provide a base level of income that is competitive in relation to the responsibilities of each executive’s position. Midpoints of base salary ranges are targeted at the median of the Compensation Peer Group, reduced by regression for executive officers based on revenue by reason of the Company’s relatively small size compared to many of the companies in the Compensation Peer Group. Salary ranges and individual salaries for NEOs are reviewed annually by the Committee. The Committee considers salary levels for NEOs each September, when it also reviews the performance of those executives. Merit increases are generally based on the CEO’s (for executives other than the CEO) and the Committee’s assessment of individual performance. Targets for annual incentive payments and long-term incentive grants are a percentage of base salary (see below).

The Committee considers a number of factors in determining individual base salaries, including the scope of an individual’s job responsibilities, his or her individual contributions, business performance, job market conditions, the Company’s salary budget guidelines, and the individual’s current base salary as compared with those of persons in similar positions at other companies in the Compensation Peer Group, as well as within the Company. The Committee does not use a mathematical formula in which these factors or their interrelationships are quantified and weighted (either in general, or with respect to any individual executive). During a particular year, one factor or group of factors may play a more significant role in the determination of an individual’s base salary than in other years, based on the Committee’s judgment and discretion.

An individual’s performance may be assessed based upon any of his or her demonstrated leadership skills, accomplishment of objectives, business unit or functional accountabilities, and personal contributions. A broad range of factors relevant to each of these areas, generally qualitative in nature, may be considered in this assessment. The Committee’s judgments regarding base salaries are also strongly influenced by the judgments and recommendations of the CEO with respect to the other named executive officers. In the case of the CEO’s base salary, the assessment is made by the Committee and the Board.

Named executive officers have annual performance objectives which include individual goals that relate to the business performance of the Company and/or the individual’s business unit or corporate function. As indicated above, the extent to which an executive attains these objectives is one of the factors considered in determining his or her base salary for the following year. However, no single individual performance factor or specific set of individual or business performance factors is dispositive in this determination, and no specific factor or specific set of factors is material to determinations concerning base salaries for any of the NEOs

Annual Incentive Plan

Background

Annual incentives are cash awards that are intended to motivate and reward the achievement of business goals approved by the Board in the annual operating plan and three-year strategic plan, and to assure that these goals are achieved in a manner that strengthens the business for the long term. Annual incentive targets are set at the median of the Compensation Peer Group. At the beginning of each fiscal year, the Committee establishes a competitive annual incentive target, expressed as a percentage of base salary, for each executive salary level. For fiscal 2014, the annual incentive targets for the NEOs, other than the CEO, ranged from 65% to 100% of base salary. These percentages are at or near the median for similar executive positions at companies in the Compensation Peer Group. The sum of the individual incentive targets for all participants (approximately 1,715 executives, managers and professionals) comprises the target incentive pool.

Since fiscal 2003, the Committee has used a Company “scorecard” in which a number of quantitative and qualitative goals for the Company as a whole and its business units are established at the beginning of each fiscal year for the purposes of the AIP. The goals defined in the scorecard fall within four key measurement areas relating respectively to the Company’s financial, strategic, operational and marketplace objectives. Goals include a mix of quantitative and qualitative factors. The goals in the four measurement areas require effective execution of business plans and are difficult to attain. Corresponding goals, consistent with the total Company scorecard, are established for the respective business units. The goals listed in the scorecard are not weighted in any manner; however, performance against the goals in the financial quadrant is a significant factor in the Committee’s overall assessment.

After a fiscal year has ended, the Committee assesses total Company performance in light of the goals enumerated in the scorecard for that year, and exercises discretion in determining the aggregate amount of the incentive pool for the total Company for that year. The Committee’s determination of the overall Company score is not based on any mathematical calculation or formula. This plan intentionally provides substantial opportunity for the exercise of judgment and discretion in determining the overall Company score. In exercising its discretion in any given year, the Committee may consider financial performance compared to peers.

The Committee’s determination of the funding of the AIP pool may range from 0 to 175%. AIP awards to each NEO, within the limits of the approved total pool, are based on business unit/function performance, individual performance and, for certain NEOs, total Company performance, and can vary from 0 to 200% of the individual’s incentive target. The sum of individual awards cannot exceed the approved total AIP pool. Extraordinary items, such as major restructuring and accounting changes (whether positive or negative), are excluded in determining the approved total AIP pool.

AIP awards for NEOs who are leaders of business units also reflect the Committee’s assessment of total Company performance for the year in order to link individual AIP awards for those executives more directly to the achievement of overall Company goals while continuing to reward business unit success. Fiscal 2014 AIP awards to NEOs who were business unit leaders were determined by multiplying the individual’s annual incentive target for the year by:

1) a percentage, based 30% on the assessment of total Company performance, and 70% on the assessment of business unit performance; and

2) a percentage based on the assessment of the participant’s performance against his or her individual objectives established at the beginning of the fiscal year.

As indicated above, payments made to participants in the AIP are influenced by their managers’ assessments of individual performance against objectives established for each participant at the beginning of the fiscal year. In the case of NEOs other than the CEO, the Committee’s assessments of individual performance are generally based on the CEO’s judgments and recommendations. The assessment of the CEO’s individual performance is made by the Committee itself, with input from all directors. For fiscal 2014, the CEO provided recommendations to the Committee regarding the individual performance of NEOs (other than for herself). However, since awards made to NEOs under the AIP are closely tied to the assessment of overall Company performance or, in relevant cases, to the assessments of business unit performance, determinations relating to individual performance for fiscal 2014 are not a significant differentiating factor for these executives.

At the beginning of a fiscal year, the Committee also establishes a performance goal for the AIP that is applicable only to executive officers. This goal is referred to as the “162(m) performance goal.” The 162(m) performance goal for fiscal 2014 required that the Company achieve 80% of its adjusted EPS goal for the year. In fiscal 2014, the goal for adjusted EPS was $2.61 (adjusted for acquisitions and other extraordinary items). In order for an executive officer to be eligible to receive the maximum payment of 200% of his or her annual incentive target, the Company must meet the 162(m) performance goal for the year. If the Company achieves less than 80% but at least 50% of the adjusted EPS goal, executive officers are eligible to receive a maximum of 100% of their annual incentive targets. If the Company does not achieve at least 50% of the adjusted EPS goal, executive officers are not eligible for any AIP award. As described below, the Company exceeded its adjusted EPS goal, thereby providing an opportunity for executive officers to earn up to 200% of their AIP targets.

The Company’s achievement of the 162(m) performance goal does not assure that an executive officer will receive the maximum incentive award because the Committee has retained “negative discretion” to reduce the award based upon the assessment of the performance of his or her business unit (or, in the case of an executive officer who is a member of the corporate staff, the assessment of total Company performance) in light of the goals set forth in the scorecard, and the assessment of his or her individual performance against individual annual objectives. The Committee has consistently exercised its negative discretion in determining annual incentive payments to executive officers. Although the Company has regularly achieved the 162(m) performance goal of 80% of the adjusted EPS goal established annually by the Committee over the last several years, during that time, no NEO in the applicable fiscal year has received an award equal to the maximum potential payment.

AIP Scorecard and Results for 2014

In fiscal 2014, the Company was primarily focused on its dual mandate to strengthen its core business and expand into higher-growth spaces. The AIP scorecard for fiscal 2014 focused on performance goals related to the execution of the dual mandate, and the Committee assessed fiscal 2014 Company performance using this context. As noted above, the AIP scorecard consists of four quadrants: financial, marketplace, operational and strategic. Goals in the financial area for fiscal 2014 included, among other things, objectives related to net sales and earnings per share (“EPS”). In fiscal 2014, the goal for adjusted net sales was $8.589 billion and the goal for adjusted EPS was $2.61, adjusted in both cases for acquisitions and other extraordinary items. Marketplace goals consisted of various measures relating to consumer purchases of the Company’s products. Operational goals consisted of objectives relating to innovation, customer relationships, cost management, product quality, high-performance culture, corporate responsibility and acquisition integration. Goals in the strategic area included objectives relating to the advancement of the dual mandate.

Based on its review of the results achieved in fiscal 2014 against the objectives defined at the beginning of the year in each of the four measurement areas of the Company scorecard and its qualitative assessment of various aspects of total Company performance, the Committee determined that the aggregate amount of the incentive pool should be funded at approximately 75% of the target amount established at the beginning of the fiscal year. In making this determination, the Committee applied no mathematical calculations or specific weightings to individual objectives identified in the scorecard. The Committee considered the external factors that impacted Company performance in fiscal

2014, and the current challenging environment for packaged food companies. Its final determination for funding of the incentive pool was based on its qualitative judgments of the Company’s performance during fiscal 2014, including the following:

•	net sales of $8.268 billion and adjusted EPS of $2.53 fell short of the scorecard targets set at the beginning of the fiscal year, but were consistent with the Company’s revised guidance;

•	sales growth in the Bolthouse Farms business, driven by brand-building investments and expanded distribution;

•	encouraging growth in key emerging markets, led by Kelsen Group in China and expansion of the sweet biscuit business in Indonesia;

•	successful divestiture of the European simple meals business;

•	responsible cost-management across the organization;

•	meaningful steps towards establishing a foundation for expansion into faster-growing spaces, such as packaged fresh, e-commerce, immediate consumption channels and emerging markets.

Fiscal 2014 incentive payments to the NEOs, other than the CEO, listed on page 30 ranged from 71% to 90% of their target incentive amounts, with an average of 77%. The annual incentive awards made to the NEOs for fiscal 2014 are listed in the Fiscal 2014 Summary Compensation Table on page 30 in the column captioned “Non-Equity Incentive Plan Compensation.” See Appendix B for a discussion of the adjustments to EPS and a reconciliation to the results as reported in accordance with generally accepted accounting principles.

Long-Term Incentive Program

Overview

Long-term incentives are intended to motivate and reward executives based upon the Company’s success in delivering superior value to its shareholders and to retain executives. Equity grants are approved by the Committee each September, which is near the beginning of the Company’s fiscal year. Individual grants are based on the executive’s level of responsibility in the Company, possession of critical skills, individual performance and future leadership potential as assessed in the Company’s human resources organization planning process. All shares paid out under the Company’s executive compensation programs are shares that were previously issued and outstanding or were reacquired by the Company. For fiscal 2014, long-term incentive targets for NEOs, other than the CEO, ranged from 155% to 255% of base salary at median performance. These targets were designed to deliver total direct compensation at 5% to 10% above the median of the Compensation Peer Group. Grants made under the program during fiscal 2014 were made at the beginning of the fiscal year to approximately 1,050 participants.

The components of the LTI Program have evolved over time and are modified periodically to further the goals of the program. The fiscal 2014 LTI Program consisted of four types of restricted share units:

•	TSR performance-restricted share units, which are earned based upon the Company’s TSR performance over the performance period compared to the TSRs of the other companies in the Performance Peer Group;

•	strategic performance-restricted share units (“SPUs”), which are based on achievement of net sales and EPS goals over the course of the performance period;

•

EPS performance-restricted share units, which are earned based on the achievement of a threshold level of EPS during the performance period, which is designed to qualify the payment of the shares as tax deductible under Section 162(m) of the Internal Revenue Code (“IRC”); and

•	time-lapse restricted share units, which vest over a period of time based on continued employment.

Under the fiscal 2014 program for NEOs, 35% of their long-term incentive opportunity was delivered in TSR performance-restricted share units, 35% in SPUs and 30% in EPS performance-restricted share units. There is no payment of dividends during the restriction period; instead, accumulated dividend equivalents will be paid in cash on the units that vest at the end of the restriction period when the grants are paid out. A more detailed description of each of these components is set forth below.

TSR Performance-Restricted Share Units

Beginning in fiscal 2013, the Committee returned to using TSR performance-restricted share units for a portion of the LTI Program. The Committee believed that it was appropriate to include an element that compared Company performance to an external peer group. At the time of payment, the Committee can exercise negative discretion in determining the Company’s ranking under the TSR performance-restricted share unit portion of the program in the event of extraordinary circumstances.

TSR performance-restricted share units are paid out based upon the Company’s TSR performance over a three-year period compared to the TSRs of the other companies in the Performance Peer Group over the same three-year period. There were no TSR performance-restricted share units with a performance period ending in fiscal 2014.

Strategic Performance-Restricted Share Units

Background

SPUs were added to the LTI Program in fiscal 2012 as an interim alternative to TSR performance-restricted share units during a period of strategic transition. SPUs vest based upon the achievement of net sales and EPS growth targets, and have a performance period established by the Committee at the time of grant. The Committee chose net sales and EPS as metrics for the SPUs because it believed that achievement of the Company’s net sales and EPS growth targets would result in value creation for shareholders, and that metrics reflecting performance against internal plan objectives were an effective method of retaining and motivating executives.

The two performance metrics for SPU grants are weighted equally, with 50% based on net sales growth and 50% based on EPS growth. At the end of the performance period, the Committee assesses each metric individually and adds the results together to determine each participant’s total payout percentage, which could range from 0% to 200%. At the time of the grant, the Committee establishes circumstances under which the net sales and EPS targets for the SPUs may be modified. Unlike the AIP, the Committee does not retain discretion to make any additional qualitative or quantitative judgments to determine the resulting payout.

The Committee also establishes a performance goal for the SPU portion of the LTI Program that is applicable only to executive officers who are subject to the compensation deduction limits set forth in IRC Section 162(m). The Section 162(m) performance goal for the SPU portion of the LTI Program requires that the Company achieve 80% of its cumulative adjusted EPS goal at the end of the performance period. In order for an executive officer to be eligible to receive the maximum payment of 200% of his or her SPU target, the Company must meet the Section 162(m) performance goal for the performance period. If the Company achieves less than 80% but not less than 50% of the cumulative adjusted EPS goal for the performance period, executive officers are eligible to receive a maximum of 100% of his or her SPU target. If the Company does not achieve at least 50% of the cumulative adjusted EPS goal for the performance period, executive officers are ineligible for an SPU payout.

SPU Results for Fiscal 2013-Fiscal 2014 Performance Period

For the fiscal 2013-fiscal 2014 performance period, the SPU target for net sales growth (adjusted to reflect acquisitions and other extraordinary items) was $8.769 billion, which represented a compound average growth rate over the two-year period of 10.55%. Achievement of this level of net sales would result in a 100% payout of the portion of the SPUs linked to net sales. The Company’s adjusted net sales at the end of the fiscal 2013–fiscal 2014 performance period were $8.401 billion, representing a two-year compound average growth rate of 8.21%. The Company’s results over the two-year period resulted in a payout of 0% of the portion of the SPUs linked to net sales.

The SPU target for adjusted EPS at the end of the fiscal 2013–fiscal 2014 performance period was $2.58 (adjusted to reflect acquisitions and other extraordinary items). Meeting this adjusted EPS target would result in a 100% payout of the portion of SPUs linked to EPS. At the end of the fiscal 2013–fiscal 2014 performance period, adjusted EPS was $2.53, a cumulative two-year growth rate of 4.65%, which resulted in a payout of 70% of the portion of the SPUs linked to EPS.

The net sales and EPS metrics were weighted equally to determine the final percentage of SPUs to be paid out at the end of the performance period. In accordance with the formula described above, the SPUs granted for the fiscal 2013—fiscal 2014 performance period vested at a rate of 35% of the target amount.

See Appendix B for a discussion of the adjustments to net sales and EPS and, where applicable, a reconciliation to the results as reported in accordance with generally accepted accounting principles.

EPS Performance-Restricted Share Units

EPS performance-restricted share units are paid out two months following the end of each fiscal year in the three-year performance period, provided that the adjusted EPS achieved in the fiscal year is at least 50% of the adjusted EPS goal for the AIP approved by the Committee for that fiscal year. This performance goal is designed to qualify the payment of EPS performance-restricted awards as deductible under IRC Section 162(m). The payout of EPS performance-restricted share units is either 0 or 100%. For fiscal 2014, the goal for adjusted EPS was $2.61, and actual adjusted EPS was $2.53, which was greater than 50% of the goal; therefore, the payout for the EPS performance-restricted share units that were based on fiscal 2014 performance was 100%. The achievement of the adjusted EPS goal for fiscal 2014 means that one-third of the EPS performance-restricted share units granted in each of the fiscal years 2012, 2013 and 2014 vested and will be paid out. See Appendix B for a discussion of the adjustments to EPS and, where applicable, a reconciliation to the results as reported in accordance with generally accepted accounting principles.

Summary of LTI Awards with Performance Periods Ended in Fiscal 2014

The table below summarizes the performance-based LTI awards granted to NEOs in prior fiscal years with performance periods that ended during fiscal 2014. To the extent these awards vested, shares were paid out to the NEOs following the end of fiscal 2014.

Type of Award	Year Granted	Performance Period	Percent Vested
Strategic Performance-Restricted Share Units	Fiscal 2013	Fiscal 2013—Fiscal 2014	35%
EPS Performance-Restricted Share Units	Fiscal 2012	Fiscal 2014	100%*
EPS Performance-Restricted Share Units	Fiscal 2013	Fiscal 2014	100%*
EPS Performance-Restricted Share Units	Fiscal 2014	Fiscal 2014	100%*

*Refers to the portion of the award that was tied to fiscal 2014 EPS performance, which is one-third of the total grant, as noted above.

Fiscal 2014 LTI Program

Background

In fiscal 2014, the Committee granted TSR performance-restricted share units, SPUs and EPS performance-restricted share units under the LTI Program. The Committee believed that it was appropriate to include an element that compared Company performance to an external peer group, as well as components that would measure performance against internal plan objectives. The Committee retained net sales and EPS as the performance metrics for the fiscal 2014 SPU grant. The TSR performance-restricted share units, SPUs and EPS performance-restricted share units granted under the fiscal 2014 LTI Program each have a three-year performance period (fiscal 2014-fiscal 2016). The Committee chose a three-year performance period for the SPUs granted in fiscal 2014 in order to retain executives and align the performance periods for all aspects of the LTI Program. Estimated future payouts of awards made under the fiscal 2014 LTI Program are listed in the Grants of Plan-Based Awards in Fiscal 2014 table on page 33.

Fiscal 2014 TSR Performance-Restricted Share Units

For the fiscal 2014-2016 performance period, the percentage of TSR performance-restricted share units to be paid out will be based upon the Company’s TSR performance ranking as set forth in the chart below. At the time of payment, the Committee can exercise negative discretion in determining the Company’s ranking under the TSR performance-restricted share unit portion of the program in the event of extraordinary circumstances.

Campbell’s TSR Performance Rank	1	2	3	4	5	6	7	8	9	10	11	12	13
Percentage Payout	200%	200%	175%	175%	150%	125%	100%	75%	50%	50%	0%	0%	0%

Fiscal 2014 SPUs

The two performance metrics for the fiscal 2014 SPU grant — net sales growth and EPS growth — are weighted equally, with 50% based on net sales growth and 50% based on EPS growth. At the end of the performance period, the Committee will assess each metric individually and add the results together to determine each participant’s total payout percentage, which can range between 0% and 200%. The cumulative three-year net sales and EPS results will be adjusted to reflect acquisitions and other extraordinary items.

Fiscal 2014 EPS Performance-Restricted Share Units

EPS performance-restricted share units were granted to NEOs as part of the fiscal 2014 LTI Program. One-third of these units will vest based on performance in each of fiscal 2014, 2015 and 2016, as described above. The Company met its adjusted EPS goal for fiscal 2014, therefore, one-third of the EPS performance restricted units that were granted in fiscal 2014 vested and will be paid out. See “EPS Performance-Restricted Share Units” and “Summary of LTI Awards with Performance Periods Ended in Fiscal 2014” above for additional information.

Executive Stock Ownership

The Company requires NEOs to own shares to further align their interests with those of shareholders. It is the Company’s policy that NEOs achieve an ownership stake in the Company that represents a significant multiple of their base salaries. Until the ownership level is achieved, NEOs must retain at least half of the after-tax value of each equity award in shares of Campbell stock upon the vesting of restricted share units or exercise of options. All NEOs are compliant with the retention requirements and all have either met or are making meaningful progress toward their respective ownership standard. Progress toward a designated ownership standard is measured annually.

The share ownership requirements for NEOs are set forth below. The ownership standard is expressed as a multiple of salary that is determined based on organization level or salary grade. Establishing ownership standards as a multiple of base salary links the program with pay actions (i.e., base salary increases), which are performance-based, and ensures that ownership objectives remain competitive. The ownership multiples have been set at market median.

Organization Level	Multiple of Salary
CEO	6.0x
Other NEOs	3.5x

Executives may count toward these requirements the value of shares owned and shares and share units that are deferred and fully vested in the Company’s 401(k) plan and other deferred compensation programs. Unvested restricted share units and unexercised stock options are not counted in calculating ownership. Company policy prohibits executives from hedging the economic risk associated with fully owned shares, restricted share units and unexercised stock options. The Company also has a policy that prohibits future pledging of shares by directors and executive officers.

Retirement Plans

Eligible NEOs participate in two defined benefit plans: (1) the Retirement and Pension Plan (“Qualified Plan”) and (2) the Mid-Career Hire Pension Plan (“MCHP”). The Qualified Plan provides funded, tax-qualified benefits up to the limits allowed under the IRC for full-time U.S. employees who commenced employment with the Company prior to January 1, 2011. The MCHP provides unfunded benefits that are in excess of the IRC limits applicable to the Qualified Plan to senior executives who were hired in the middle of their careers. Such executives typically gave up future pension benefits that they would have earned if they remained with their prior employers. MCHP benefits are offset by benefits paid under the Qualified Plan and the plans prohibit duplication of benefits. Both plans were closed to new participants, effective December 31, 2010.

The Company maintains the Qualified Plan and the MCHP as an additional means to retain employees and to provide a competitive level of pension benefits. The retirement plans provide employees, including the NEOs, the opportunity to plan for future financial needs during retirement. Under the Qualified Plan, the actual pension benefit is calculated on the same basis for all participants, and is based on:

•	length of service;

•	covered compensation (base salary and annual incentive); and

•	age at retirement.

Time-lapse restricted share units and performance-restricted share units, as well as any extraordinary remuneration, play no part in the calculation of retirement benefits. For a more detailed discussion of the retirement plans and the accumulated benefits under these plans, see the Pension Benefits table and the accompanying narrative beginning on page 37.

U.S.-based NEOs who are not eligible to participate in the MCHP because they were hired or promoted into an eligible salary grade on or after January 1, 2011, are eligible to receive an Executive Retirement Contribution. The Executive Retirement Contribution is a credit to the participant’s Supplemental Retirement Plan account. The amount of the Executive Retirement Contribution is calculated on the same basis for all participants using covered compensation (base salary and annual incentive) and is subject to vesting criteria. The Executive Retirement Contribution is consistent with the Company’s objective to attract and retain experienced senior executives to execute the Company’s strategies, and was adopted as a means to provide a competitive level of retirement benefits to executives hired following the closure of the MCHP to new participants. For a more detailed discussion of the Executive Retirement Contribution, see the narrative on page 39 following the Pension Benefits table and the Nonqualified Deferred Compensation table and accompanying narrative beginning on page 40.

Deferred Compensation Plans

The Company adopted the Deferred Compensation Plan and the Supplemental Retirement Plan to provide an opportunity for eligible U.S.-based participants, including eligible NEOs, to save for future financial needs. The amount of salary and annual incentive earned by an employee is not affected by the plans. The plans essentially operate as unfunded, tax-advantaged personal savings accounts of the employee administered by the Company, and they contribute to the Company’s attractiveness as an employer. For a more detailed discussion of the deferred compensation arrangements relating to the NEOs, see the Nonqualified Deferred Compensation table and accompanying narrative beginning on page 40.

Perquisites

The Company’s Personal Choice Program provides quarterly cash payments to NEOs in lieu of reimbursements for items such as tax or estate planning services or financial planning services. The Committee believes that perquisite payments are appropriate to reimburse executives for financial and tax planning services or other purposes, so that the executives are not distracted from devoting their time and energy to their responsibilities to the Company. The Company also provides long-term disability protection for NEOs. For additional information on perquisites provided to the NEOs in fiscal 2014, please see “All Other Compensation” on page 32.

Severance Plans

The NEOs are covered by the Company’s severance plans, under which payments are based on level of responsibility, seniority and/or length of service. For the NEOs, the maximum payment under the plans is two times base salary. The payment and benefit levels defined in the Company’s severance plans for eligible U.S.-based exempt employees have been determined primarily by reference to the amount of time customarily required for employees who are involuntarily terminated without cause to find other employment. The Company believes that, due to the relative scarcity of senior executive roles, employees at higher levels in the organization generally need more time to locate comparable positions elsewhere than employees at lower levels. The Company also periodically reviews the severance benefits provided at other Fortune 500 companies. Assurance of a reasonable measure of financial security in the event of involuntary termination is important to candidates for executive positions, and the extent of the severance benefits offered by Campbell in comparison with those available at other companies is sometimes a significant factor in their evaluations of the attractiveness of opportunities at Campbell. The Company does not have employment contracts with any of its NEOs, including the CEO. For a more detailed discussion of these severance arrangements, see Potential Payments on Termination or Change in Control beginning on page 41.

Change in Control Benefits

The Company has entered into “double-trigger” Change in Control Severance Protection Agreements (“CIC Agreements”) with each of the NEOs. The CIC Agreements provide for severance pay and continuation of certain benefits should a termination of employment in connection with a change in control occur. The independent members of the Board of Directors unanimously approved entry into the CIC Agreements beginning in 2000. The Committee believes that the CIC Agreements are necessary in order to retain stability in the senior executive team in the event there is a threatened or actual change in control. The Agreement requires the occurrence of the following two events in order for an executive to receive payments and benefits: (1) the executive’s employment must be terminated involuntarily and without cause (whether actual or “constructive”) and (2) the termination must occur within two years following a change in control. The Company also has double-trigger change in control provisions in its AIP, its long-term incentive plans and its U.S. retirement plans, and these provisions apply equally to all participants in the plans, including the NEOs. In March 2010, the Committee determined that provisions for “gross-up” payments to cover any federal excise taxes owed on change in control-related severance payments and benefits will be eliminated in any change in control agreement entered into after January 1, 2011. For a more detailed discussion of these CIC Agreements, see Potential Payments on Termination or Change in Control, beginning on page 41.

Accounting and Tax Implications

Section 162(m) of the IRC limits the tax deductibility of compensation paid to an NEO to $1 million, except to the extent the compensation is qualified performance-based compensation. The Committee’s policy is to structure compensation such that it is deductible under IRC Section 162(m), except where the Committee determines that it would not be in the best interests of the Company and its shareholders. All annual incentive payments and restricted stock unit grants to NEOs during fiscal year 2014, except the time-lapse restricted stock grant to Mr. Barroso, met the requirements for deductibility under IRC Section 162(m); however this may not be the case in future years. A tax deduction is not available under IRC Section 162(m) for the incremental amount of the base salary of a NEO that exceeds $1 million.

CEO Compensation

Denise M. Morrison became President and Chief Executive Officer of the Company as of August 1, 2011, the beginning of fiscal 2012. The fiscal 2014 compensation components for Ms. Morrison were consistent with the program described above. Ms. Morrison’s compensation was designed to be competitive with the CEO compensation paid by companies in the Compensation Peer Group over time, and her incentive compensation was directly linked to both Company performance and individual performance. The process used to review and establish Ms. Morrison’s compensation was as follows:

•

In June 2011, after reviewing CEO compensation paid by companies in the Compensation Peer Group, the Committee established a base salary for Ms. Morrison for fiscal 2012 of $950,000, a fiscal 2012 AIP target of 140% of base salary, and a fiscal 2012 LTI target of 510% of base salary.

•	In June 2012, the Committee reviewed Ms. Morrison’s AIP and LTI targets and determined it was appropriate to raise her LTI target for fiscal 2013 to 525% of base salary.

•

In September 2012, the Committee reviewed Ms. Morrison’s base salary in comparison to CEO compensation paid by companies in the Compensation Peer Group and raised her base salary to $1,000,000, effective October 1, 2012.

•	In June 2013, the Committee reviewed Ms. Morrison’s AIP and LTI targets and determined that the targets continued to be competitive and should remain unchanged.

•	In September 2013, the Committee reviewed Ms. Morrison’s base salary and total compensa tion compared to other CEOs in the Compensation Peer Group, and also reviewed Company performance and Ms. Morrison’s individual performance for fiscal 2013. Based on this review, Ms. Morrison’s base salary was raised to $1,050,000, effective October 1, 2013, and she received a grant of 47,738 SPUs, 47,737 TSR restricted share units and 40,918 EPS performance-restricted share units on October 1, 2013, which represented 120% of her target LTI amount.

•	In June 2014, the Committee reviewed Ms. Morrison’s AIP and LTI targets and determined that the targets continued to be competitive and should remain unchanged.

•

In September 2014, the Committee and the Board evaluated Ms. Morrison’s performance based on the Company’s performance for fiscal 2014 against the goals in the annual AIP scorecard described above under “Annual Incentive Plan” and her individual performance as determined by the Committee and the Board in the CEO evaluation process.

Ms. Morrison’s AIP award for fiscal 2014 was $1,102,500, which represented 75% of her target amount. Her award was based on the Committee’s evaluation of fiscal 2014 Company performance against the goals in the AIP scorecard (as described on pages 22 through 23), and her individual performance during the fiscal year, including her leadership in the following areas: achievement of financial results and maintenance of financial controls, management of operations, talent management and succession planning, internal and external communications, strategic planning, and achievement of strategic and business objectives.

Fiscal 2014 Summary Compensation Table

The following Summary Compensation Table provides information concerning the compensation of the Company’s Chief Executive Officer, current Chief Financial Officer, former Chief Financial Officer and the three other most highly compensated executive officers (“named executive officers” or “NEOs”) for fiscal 2014. Fiscal 2013 and 2012 information is not included for Anthony P. DiSilvestro and Carlos J. Barroso because they were not named executive officers during those fiscal years. The principal position shown in the table for each NEO is as of August 3, 2014. For a complete understanding of the table, please read the narrative disclosures that follow the table.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Denise M. Morrison	2014	$1,041,667	$0	$5,384,353	$0	$1,102,500	$1,946,562	$212,007	$9,687,089
President and	2013	$991,667	$0	$5,313,818	$0	$1,680,000	$540,635	$182,322	$8,708,442
Chief Executive Officer	2012	$950,000	$0	$5,067,264	$0	$1,197,000	$1,371,001	$171,138	$8,756,403
Anthony P. DiSilvestro	2014	$485,980	$0	$696,055	$0	$299,250	$661,382	$72,117	$2,214,784
Senior Vice President —
Chief Financial Officer
B. Craig Owens	2014	$630,466	$0	$1,803,973	$0	$451,173	$1,491,217	$148,561	$4,525,390
Former Senior Vice	2013	$825,038	$0	$2,314,982	$0	$1,042,956	$1,123,762	$102,827	$5,409,565
President — Chief Financial	2012	$808,860	$0	$2,334,039	$0	$803,397	$2,062,565	$91,196	$6,100,057
Officer and Chief
Administrative Officer
Mark R. Alexander	2014	$620,782	$0	$1,527,987	$0	$405,007	$834,208	$91,779	$3,479,763
Senior Vice President and	2013	$590,703	$0	$1,729,137	$0	$741,020	$0	$86,465	$3,147,325
President — Campbell North	2012	$540,042	$0	$1,265,505	$0	$413,707	$754,189	$749,299	$3,722,742
America
Carlos J. Barroso	2014	$470,000	$250,000	$1,394,210	$0	$274,950	$0	$174,438	$2,563,598
Senior Vice President –
Global Research & Development
Ellen Oran Kaden	2014	$729,458	$0	$1,563,717	$0	$548,888	$726,878	$209,287	$3,778,228
Senior Vice President —	2013	$714,583	$0	$1,996,888	$0	$904,050	$38,095	$194,814	$3,848,430
Chief Legal and Public Affairs	2012	$665,012	$0	$1,821,395	$0	$646,800	$1,592,995	$179,361	$4,905,563
Officer

Salary (Column C)

The amounts reported in this column represent base salaries paid to each of the NEOs for fiscal 2014, 2013 and 2012, if the individual was a NEO in those years.

Bonus (Column D)

Mr. Barroso joined the Company in August 2013. The amount reported in this column for Mr. Barroso represents a one-time cash payment in recognition of the forfeiture of consulting fees and other income from Mr. Barroso’s prior employment.

Stock Awards (Column E)

The amounts reported in this column represent the aggregate grant date fair value of the stock awards, calculated in accordance with FASB ASC Topic 718, for the listed fiscal year. The assumptions used by the Company in calculating these amounts are included in Note 17 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 3, 2014 (“2014 Form 10-K”). The amounts reported in the Summary Compensation Table for these awards assume a future payout at the target level and may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on the Company’s actual operating performance and the NEO’s continued employment. If Company performance results in a future payout at the maximum level, the aggregate grant date fair value of the stock awards granted in fiscal 2014 would have been as follows: Ms. Morrison, $9,082,474; Mr. DiSilvestro, $1,174,108; Mr. Owens, $3,042,957; Mr. Alexander, $2,577,443; Mr. Barroso, $1,821,832; and Ms. Kaden, $2,637,694. For additional information on grant date fair value and estimated future payouts of stock awards, see the Grants of Plan-Based Awards in Fiscal 2014 table on page 31, and to see the value of stock awards actually realized by the NEOs in fiscal 2014, see the Option Exercises and Stock Vested in Fiscal 2014 table on page 36.

Option Awards (Column F)

No stock options were granted to NEOs in fiscal years 2014, 2013 or 2012; therefore, there is no amount to report above. The Company ceased issuing stock options to employees in fiscal 2006. To see the value received by NEOs upon exercise of option awards in fiscal 2014, see the Option Exercises and Stock Vested in Fiscal 2014 table on page 36. No NEO held outstanding option awards at 2014 fiscal year-end.

Non-Equity Incentive Plan Compensation (Column G)

The amounts reported in this column reflect the amounts earned and paid to the NEOs for fiscal 2014, 2013 and 2012 under the AIP. Payments under the AIP were calculated as described in the CD&A beginning on page 21.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

The change in pension amounts reported for fiscal 2014 are comprised of changes between July 29, 2013, and August 3, 2014, in the actuarial present value of the accumulated pension benefits for each of the NEOs. The NEOs receive pension benefits under the same formula applied to all eligible U.S.-based salaried employees, except for benefits accrued under the MCHP. The assumptions used by the Company in calculating the change in pension value are described on page 39.

The values reported in this column are theoretical, as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s consolidated audited financial statements for the years ended July 28, 2013 and August 3, 2014. The Company’s pension plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plans. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a NEO will actually accrue under the Company’s pension plans during any given year. The material provisions of the Company’s pension plans and deferred compensation plans are described beginning on page 37 and on page 40.

No NEO received above-market earnings (as this term is defined by the SEC) on their nonqualified deferred compensation accounts during fiscal 2014.

All Other Compensation (Column I)

The amounts reported in this column reflect, for each NEO, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) amounts contributed by the Company to the 401(k) plan and the 401(k) supplemental program, which are part of the Company’s deferred compensation plans; (iii) Executive Retirement Contributions; and (iv) the premiums paid by the Company for executive long-term disability benefits.

The following table outlines those (i) perquisites and other personal benefits and (ii) additional all other compensation required by the SEC rules to be separately quantified:

Name	Personal Choice(1)	401(k) Company Contribution	401(k) Supplemental Company Contribution(2)	Executive Retirement Contribution(3)	Long- Term Disability	Other		Total

Denise M. Morrison	$48,000	$10,400	$100,133	$0	$5,574	$47,900	(4)	$212,007
Anthony P. DiSilvestro	$32,000	$10,870	$26,292	$0	$2,955	$0		$72,117
B. Craig Owens	$24,000	$10,400	$57,916	$0	$4,288	$51,957	(5)	$148,561
Mark R. Alexander	$32,000	$10,400	$45,065	$0	$4,314	$0		$91,779
Carlos J. Barroso	$32,000	$28,829	$992	$47,000	$2,390	$63,227	(6)	$174,438
Ellen Oran Kaden	$47,000	$10,400	$56,136	$0	$6,747	$89,004	(7)	$209,287

(1)	See page 27 for a description of the Company’s Personal Choice program

(2)	See page 41 for a description of the supplemental 401(k) program.

(3)	This amount is unvested and is subject to forfeiture if the vesting criteria are not met. See page 39 for a description of the Executive Retirement Contribution.

(4)	Other compensation consists of driver, vehicle and transportation expenses.

(5)	Other compensation consists of amounts paid post-retirement for accrued, unused vacation time.

(6)	Other compensation consists of commuting and other expenses associated with relocation.

(7)	Other compensation consists of driver expenses.

Total Compensation (Column J)

The amounts reported in this column are the sum of columns C through I for each of the NEOs. All compensation amounts reported in this column include amounts paid and amounts deferred.

Grants of Plan-Based Awards in Fiscal 2014

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Stock Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Denise M. Morrison	SPU Grant	10/1/2013	—	—	—	11,934	47,738	95,476	—	$1,967,283
	TSR Grant	10/1/2013				23,868	47,737	95,474	—	$1,730,839
	EPS Grant	10/1/2013	—	—	—	40,918	40,918	40,918	—	$1,686,231
	AIP	—	$0	$1,470,000	$2,940,000	—	—	—	—	—
Anthony P. DiSilvestro	SPU Grant	10/1/2013	—	—	—	1,542	6,171	12,342	—	$254,307
	TSR Grant	10/1/2013				3,085	6,171	12,342	—	$223,747
	EPS Grant	10/1/2013	—	—	—	5,290	5,290	5,290	—	$218,001
	AIP	—	$0	$399,000	$798,000	—	—	—	—	—
B. Craig Owens	SPU Grant	10/1/2013	—	—	—	3,998	15,994	31,988	—	$659,113
	TSR Grant	10/1/2013				7,996	15,993	31,986	—	$579,871
	EPS Grant	10/1/2013	—	—	—	13,710	13,710	13,710	—	$564,989
	AIP	—	$0	$633,225	$1,266,450	—	—	—	—	—
Mark R. Alexander	SPU Grant	10/1/2013	—	—	—	3,386	13,547	27,094	—	$558,272
	TSR Grant	10/1/2013				6,773	13,547	27,094	—	$491,184
	EPS Grant	10/1/2013	—	—	—	11,612	11,612	11,612	—	$478,531
	AIP	—	$0	$563,175	$1,126,350	—	—	—	—	—
Carlos J. Barroso	Time-Lapse Grant	8/1/2013	—	—	—	—	—	—	16,237	$771,582
	SPU Grant	10/1/2013	—	—	—	1,380	5,520	11,040	—	$227,479
	TSR Grant	10/1/2013	—	—	—	2,760	5,520	11,040	—	$200,143
	EPS Grant	10/1/2013	—	—	—	4,732	4,732	4,732	—	$195,006
	AIP	—	$0	$305,500	$611,000	—	—	—	—	—
Ellen Oran Kaden	SPU Grant	10/1/2013	—	—	—	3,466	13,864	27,728	—	$571,335
	TSR Grant	10/1/2013				6,931	13,863	27,726	—	$502,642
	EPS Grant	10/1/2013	—	—	—	11,884	11,884	11,884	—	$489,740
	AIP	—	$0	$731,850	$1,463,700	—	—	—	—	—

The Committee sets annual grant targets for NEOs under the LTI Program. The dollar targets are expressed as a percentage of salary and converted to units based upon Campbell’s average closing stock price during the last 20 trading days in the month of August prior to the grant date. The Committee’s practice is to approve LTI grants at its September meeting with a grant date of October 1. The performance period for TSR, SPU and EPS performance-based grants made during fiscal 2014 is fiscal years 2014-2016. The target units are credited to the NEOs on the grant date. For units granted in fiscal 2014, dividend equivalents will not be paid on the units during the performance period. Instead, accumulated dividend equivalents will be paid in cash on the restricted share units that vest at the end of the performance period when the grants are paid out.

The Committee certifies the attainment of performance goals, and any earned shares are distributed to participants following the end of the applicable performance period. See the description in the CD&A beginning on page 23 for information about targets, performance goals and payment of shares. The grants have specific rules related to the treatment of the units in the event of termination for cause, voluntary resignation, retirement, involuntary termination and change in control. These provisions are described under Potential Payments Upon Termination or Change in Control beginning on page 41.

The amounts listed under the Estimated Possible Payments under Non-Equity Incentive Plan Awards columns represent the minimum, target and maximum payouts for each executive under the AIP for fiscal 2014. Actual amounts awarded for fiscal 2014 to each NEO are listed in the Fiscal 2014 Summary Compensation Table on page 30.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information on the holdings of restricted share units by each of the NEOs at fiscal year-end. This table includes unvested time-lapse restricted share units; and unvested performance-restricted share units. None of the NEOs held any vested, unexercised stock options at 2014 fiscal year-end. Each equity grant is shown separately for each NEO. The vesting schedule for the unvested stock awards is shown following this table, and is organized based on the grant date. The market value of the stock awards is based on the closing market price of Campbell stock on August 1, 2014, which was $41.96. The performance-restricted share units, which were initially granted on October 1, 2011, October 1, 2012 and October 1, 2013, are subject to specific goals during the performance period as explained in the CD&A beginning on page 23. The market value as of August 1, 2014, shown below assumes the satisfaction of these goals. The information shown in the table below for Mr. Owens reflects the pro-rated portion of his outstanding equity awards following his retirement on May 1, 2014. For additional information about the stock awards, see the description of the LTI Program in the CD&A beginning on page 23.

	Stock Awards
Name	Grant Date for Restricted Units		Number of Unvested Stock Units (#)	Market Value of Unvested Stock Units ($)	Equity Incentive Plan Awards: Number of Unvested Stock Units (#)	Equity Incentive Plan Awards: Market Value of Unvested Stock Units ($)
Denise M. Morrison	10/1/2012	(1)			50,685	$2,126,743
	10/1/2013	(1)			47,737	$2,003,045
	10/1/2012	(2)			50,686	$2,126,785
	10/1/2013	(3)			47,738	$2,003,086
	10/1/2011	(4)			15,655	$656,884
	10/1/2012	(4)			28,964	$1,215,329
	10/1/2013	(4)			40,918	$1,716,919
Anthony P. DiSilvestro	10/1/2012	(1)			7,211	$302,574
	10/1/2013	(1)			6,171	$258,935
	10/1/2012	(2)			7,211	$302,574
	10/1/2013	(3)			6,171	$258,935
	10/1/2011	(4)			2,332	$97,851
	10/1/2012	(4)			4,122	$172,959
	10/1/2013	(4)			5,290	$221,968
B. Craig Owens	10/1/2012	(1)			11,654	$489,002
	10/1/2013	(1)			3,110	$130,496
	10/1/2012	(2)			17,482	$733,545
	10/1/2013	(3)			3,110	$130,496
	10/1/2011	(4)			7,211	$302,574
	10/1/2012	(4)			12,618	$529,451
	10/1/2013	(4)			13,710	$575,272
Mark R. Alexander	10/1/2012	(1)			16,493	$692,046
	10/1/2013	(1)			13,547	$568,432
	10/1/2012	(2)			16,493	$692,046
	10/1/2013	(3)			13,547	$568,432
	10/1/2011	(4)			3,910	$164,064
	10/1/2012	(4)			9,426	$395,515
	10/1/2013	(4)			11,612	$487,240
Carlos J. Barroso	8/1/2013	(5)	10,825	$454,217
	10/1/2013	(1)			5,520	$231,619
	10/1/2013	(3)			5,520	$231,619
	10/1/2013	(4)			4,732	$198,555
Ellen Oran Kaden	10/1/2012	(1)			19,047	$799,212
	10/1/2013	(1)			13,863	$581,691
	10/1/2012	(2)			19,047	$799,212
	10/1/2013	(3)			13,864	$581,733
	10/1/2011	(4)			5,627	$236,109
	10/1/2012	(4)			10,885	$456,735
	10/1/2013	(4)			11,884	$498,653

(1)	These are TSR performance-restricted share units which vest 100% in 3 years, provided the Company achieves a TSR ranking that results in a 100% payment (see pages 24 and 26 of the CD&A).
(2)	These are SPUs which vest 100% in 2 years provided the Company meets the net sales and EPS growth targets required for 100% payment (see page 24 of the CD&A).
(3)	These are SPUs which vest 100% in 3 years, provided the Company meets the net sales and EPS growth targets required for 100% payment (see page 26 of the CD&A).
(4)	These are EPS performance-restricted share units which vest 1/3 in 1 year; 1/3 in 2 years; and 1/3 in 3 years, provided the fiscal year EPS performance goal is achieved (see pages 25 and 26 of the CD&A).
(5)	These are time-lapse restricted share units which vest in equal installments on each of the first three anniversaries of the grant date.

Option Exercises and Stock Vested in Fiscal 2014

The following table provides information for the NEOs on (1) stock option exercises during fiscal 2014, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Denise M. Morrison(1)	0	$0	171,323	$6,974,559
Anthony P. DiSilvestro(2)	0	$0	26,463	$1,077,309
B. Craig Owens(3)	0	$0	82,311	$3,350,881
Mark R. Alexander(4)	0	$0	45,204	$1,840,255
Carlos J. Barroso(5)	0	$0	5,412	$227,088
Ellen Oran Kaden(6)	75,900	$1,322,208	64,794	$2,637,764

(1)	Ms. Morrison received an aggregate of 171,323 shares at a market price of $40.71 on September 30, 2013, upon the vesting of 136,973 SPUs and 34,350 EPS performance-restricted share units.

(2)	Mr. DiSilvestro received an aggregate of 26,463 shares at a market price of $40.71 on September 30, 2013, upon the vesting of 20,403 SPUs and 6,060 EPS performance-restricted share units.

(3)	Mr. Owens received an aggregate of 82,311 shares at a market price of $40.71 on September 30, 2013, upon the vesting of 63,091 SPUs and 19,220 EPS performance-restricted share units.

(4)	Mr. Alexander received an aggregate of 45,204 shares at a market price of $40.71 on September 30, 2013, upon the vesting of 34,207 SPUs and 10,997 EPS performance-restricted share units.

(5)	Mr. Barroso received an aggregate of 5,412 shares at a market price of $41.96 on August 1, 2014, upon the vesting of time-lapse restricted share units.

(6)	The dollar value realized on the exercise of Ms. Kaden’s stock options reflects the total pre-tax value realized (Campbell stock price at exercise minus the option’s exercise price).

Ms. Kaden received an aggregate of 64,794 shares at a market price of $40.71 on September 30, 2013, upon the vesting of 49,233 SPUs and 15,561 EPS performance-restricted share units.

Pension Benefits — Fiscal 2014

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Denise M. Morrison	Retirement and Pension Plan	11.3	$261,743	$0
	Mid-Career Hire Pension Plan	11.3	$6,882,379	$0
Anthony P. DiSilvestro	Retirement and Pension Plan	18.2	$682,361	$0
	Mid-Career Hire Pension Plan	18.2	$2,911,977	$0
B. Craig Owens	Retirement and Pension Plan	5.6	$151,242	$0
	Mid-Career Hire Pension Plan	5.6	$7,194,683	$0
Mark R. Alexander	Retirement and Pension Plan	21.9	$640,985	$0
	Mid-Career Hire Pension Plan	21.9	$2,291,343	$0
Carlos J. Barroso	Not applicable	0	$0	$0
	Not applicable	0	$0	$0
Ellen Oran Kaden	Retirement and Pension Plan	16.3	$788,855	$0
	Mid-Career Hire Pension Plan	16.3	$6,750,187	$0

Eligible NEOs participate in two defined benefit plans: (1) the Retirement and Pension Plan (“Qualified Plan”) and (2) the Mid-Career Hire Pension Plan (“MCHP”). Mr. Barroso is not eligible to participate in either plan, as both plans were closed to new participants prior to the start of his employment with the Company.

The Qualified Plan

The Qualified Plan was established and designed to provide funded, tax-qualified pension benefits for eligible U.S.-based employees of the Company up to the limits allowed under the IRC. The Qualified Plan became a cash balance pension plan on May 1, 1999. Participants who had an accrued benefit as of April 30, 1999, including Mr. Alexander, Mr. DiSilvestro and Ms. Kaden, are eligible to receive the greater of their pension benefit under the prior plan formula, which is based on final average pay, or the cash balance benefit. Employees who became participants in the Qualified Plan on or after May 1, 1999, including Ms. Morrison and Mr. Owens, are eligible only for the cash balance benefit.

In January 2010, the Board took action to close the Qualified Plan to new participants, effective December 31, 2010, and, instead, offer eligible employees new enhancements to the Company’s 401(k) plan. This action is consistent with the Company’s efforts to move towards defined contribution plans as the vehicle for offering retirement benefits to its employees. The Qualified Plan remains available to all active participants as of December 31, 2010.

A participant in the Qualified Plan receives an account consisting of an opening account balance, pay credits and interest credits.

•

Opening Account Balance: If an employee was an active participant on April 30, 1999, he or she would receive an opening account balance consisting of an age 65 benefit accrued under the Qualified Plan as of December 31, 1998, converted to a lump sum cash value using an interest rate of 5.25% and the 1983 unisex Group Annuity Mortality table. If an employee became a participant on or after May 1, 1999, the opening account balance is zero.

•

Pay Credits: Pay credits equal a percentage of a participant’s eligible compensation, which is limited by the IRC. Pay credits are credited as of the last day of each calendar year and made based upon the following formula:

Age as of December 31 of Prior Calendar Year	Pay Credit Rate
Less than 30	4.5%
30 but less than 40	5.5%
40 but less than 50	7.0%
50 but less than 60	8.0%
60 or more	9.0%

If a participant terminates employment before the end of a calendar year, he or she will be credited with pay credits as of the last day of the month in which employment ended.

•	Interest Credits: Interest is credited to a participant’s cash balance account as of the last day of each calendar year and is based on the average annual yield on the 30-year U.S. Treasury securities for November of the prior calendar year. Interest credits will never be less than 2.5% or more than 10%.

Eligible compensation includes non-deferred base pay and AIP payments, deferred compensation attributable to pre-tax contributions for medical and dental premiums and 401(k) plan deferrals. Under the Qualified Plan, the participating named executive officers are not eligible for unreduced benefits before attaining the normal retirement age of 65. The exceptions are Mr. Alexander, Mr. DiSilvestro and Ms. Kaden, who will each be eligible for an unreduced benefit after attaining age 62. In addition, the Company does not credit extra service beyond the actual years of an employee’s participation in the plan. Qualified Plan participants are 100% vested in their accrued benefit after attaining three years of service. Lump sum payments are available as a form of distribution under the Qualified Plan.

The Present Value of Accumulated Benefit is the lump sum present value of the annual pension benefit that was earned as of August 3, 2014 and that would be payable at age 65. The present value of accumulated benefits for the Qualified Plan was determined in this manner for Ms. Morrison, but not for Mr. Alexander, Mr. DiSilvestro and Ms. Kaden. Because Mr. Alexander, Mr. DiSilvestro and Ms. Kaden had an accrued benefit on April 30, 1999, their benefits are determined using the prior plan formula of 1% of their Final Average Pay up to the Social Security Covered Compensation amount plus 1.5% of their Final Average Pay in excess of the Social Security Covered Compensation times their years of service. Final Average Pay is the average of eligible compensation earned in the highest 5 calendar years, whether or not consecutive, during the last 10 years of employment. Social Security Covered Compensation is the un-indexed average of the taxable wage base in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant ceases to be an employee of the Company. Under the prior plan formula, if a participant continues to work with the Company until at least age 55 with 5 years of service, the benefit is reduced 5% per year for each year that the benefit commences prior to age 62. If the participant terminates employment after attaining age 62, he or she is eligible for an unreduced benefit. The present value of Mr. Alexander’s, Mr. DiSilvestro’s and Ms. Kaden’s accumulated benefit is the lump sum present value of the annual pension benefit that was earned as of August 3, 2014, and that would be payable at age 62.

The Mid-Career Hire Pension Plan

The MCHP was established as an unfunded, nonqualified plan for certain U.S.-based senior executives. It was intended to provide a participant with a pension benefit that approximates the pension earned by an employee who worked his or her entire career for the Company. The Company established the MCHP to attract and retain more experienced executives who were hired mid-career and would be unable to accumulate a full pension over an entire career with a single employer. The MCHP also provides benefits in excess of the IRC limits that are applicable to the Qualified Plan.

The benefit provided under the MCHP is payable as an annuity beginning on the first day of the seventh month following termination of employment. Depending on a participant’s age and years of service, he or she will be eligible to receive an MCHP benefit under either the income replacement formula or the excess benefit formula. If a participant satisfies the eligibility criteria such that he or she is eligible for an MCHP benefit under both formulas, the formula resulting in the higher benefit will apply.

In May 2010, the Committee determined to close the MCHP to any new participants, effective December 31, 2010, and instead, offer eligible senior executives a new nonqualified defined contribution account, which is further described below under “Executive Retirement Contribution.” Like the closure of the Qualified Plan, this action is consistent with the Company’s efforts to move toward defined contribution plans as the vehicle for offering retirement benefits to its employees. The current MCHP design will be maintained for all active participants.

Income Replacement Formula

A participant hired or promoted into an eligible salary grade on or before December 31, 2010 and who is age 55 with at least 5 years of employment is eligible for an MCHP benefit under the income replacement formula. If such a participant terminates employment on or after age 62, the MCHP benefit is calculated as an annual single life annuity equal to 37.5% of a participant’s Adjusted Final Pay reduced by the Qualified Plan benefit. If the participant terminates before age 62, the single life annuity will be reduced by 5% per year for each year that the benefit commences prior to age 62. Adjusted Final Pay is equal to the average of eligible compensation earned in the highest 5 calendar years, whether or not consecutive, during the last 10 years of a participant’s career as a covered employee. Participants are eligible for unreduced pensions under the income replacement formula beginning at age 62.

Excess Benefit Formula

A participant hired or promoted into an eligible salary grade on or before December 31, 2010 and who has at least 3 years of service is eligible for an MCHP benefit under the excess benefit formula. If such a participant terminates employment on or after 3 years of service, the benefit is calculated using the pension formula under the Qualified Plan described above but only on eligible compensation in excess of the IRC limit on compensation. Participants shall receive reduced pensions under the excess benefit formula if they begin to receive payments before normal retirement age, which is age 65.

The MCHP defines eligible compensation in the same manner as in the Qualified Plan. In addition, the MCHP provides benefit accruals on base pay or AIP payments that are deferred. Ms. Morrison, Mr. DiSilvestro and Ms. Kaden are vested in the MCHP benefit using the income replacement formula as they have satisfied the age and service criteria. Currently, none of the NEOs, other than Ms. Kaden, have attained age 62. The Company does not grant extra years of service for the pension benefit portion of the MCHP benefit. The Present Value of Accumulated Benefit is the lump sum present value of the annual pension benefit that was earned as of August 3, 2014, and that would be payable under the MCHP at age 62. A lump sum form of payment was used for purposes of completing the Pension Benefit Table, although a lump sum form of payment is not available under the MCHP.

Executive Retirement Contribution

Following the closure of the MCHP to new participants, the Committee implemented an Executive Retirement Contribution for eligible U.S.-based senior executives who were hired on or after January 1, 2011. The Executive Retirement Contribution is intended to attract experienced executives and provide retirement benefits to these executives, who are not eligible to participate in the MCHP. Executive Retirement Contributions are subject to a vesting schedule, which is designed to balance attraction and retention objectives.

The Company will credit an eligible participant’s Supplemental Retirement Plan account with an Executive Retirement Contribution equal to 10% of the participant’s base salary and annual incentive. The Executive Retirement Contributions are subject to an age-graded vesting schedule and do not begin to vest until the participant has attained age 55 and completed at least five years of service with the Company. The table below provides details on the vesting criteria:

Vesting Percentage	Criteria
50%	Age 55 and at least 5 years of service
60%	Age 56 and at least 5 years of service
70%	Age 57 and at least 5 years of service
80%	Age 58 and at least 5 years of service
90%	Age 59 and at least 5 years of service
100%	Age 60 and at least 5 years of service

Mr. Barroso is the only NEO who received an Executive Retirement Contribution in fiscal 2014, and the amounts credited to him are unvested. For additional information on the Executive Retirement Contribution to Mr. Barroso, please see the Nonqualified Deferred Compensation Table and accompanying narrative beginning on page 40.

Assumptions

For purposes of determining the Present Value of Accumulated Benefits, the following assumptions were used:

Fiscal Year Ended	2014	2013	2012
ASC 715 Discount Rate	4.3%	4.8%	4.0%
Retirement Age for Qualified Plan	65 for cash balance or 62 for the prior plan formula	65 for cash balance or 62 for the prior plan formula	65 for cash balance or 62 for the prior plan formula
Retirement Age for MCHP	62	62	62
Pre-retirement Mortality or Disability	None	None	None
Post-retirement Mortality	RP2000Proj2014 M/F	1994 GAM M/F	1994 GAM M/F
Cash Balance Interest Rate	3.50%	3.50%	2.75%
Form of Payment	Lump sum using ASC 715 assumption methods	Lump sum using ASC 715 assumption methods	Lump sum using ASC 715 assumption methods

The accumulated benefit is calculated based on credited service and pay as of August 3, 2014. The values reported in the Present Value of Accumulated Benefit column are theoretical and are calculated and presented according to SEC requirements. These values are based on assumptions used in preparing the Company’s consolidated audited financial statements for the year ended August 3, 2014. The Company’s pension plans use a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plans. Using applicable plan assumptions, the lump sum present value of the two defined benefit plans combined as of August 3, 2014 and payable as of September 1, 2014 was as follows: Ms. Morrison: $6,915,815; Mr. DiSilvestro: $3,419,264; Mr. Alexander: $2,095,345; and Ms. Kaden: $7,635,231. Mr. Barroso is not eligible to participate in the plans and Mr. Owens retired from the Company prior to August 3, 2014. All benefit calculations set forth in this narrative and in the Pension Benefit Table are estimates only; actual benefits will be based on data, applicable plan assumptions, pay and service at the time of retirement.

Nonqualified Deferred Compensation — Fiscal 2014

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Fiscal Year End(3) ($)
Denise M. Morrison	Deferred Compensation Plan	$0	$0		$(2,090)	$0	$22,905
	Supplemental Retirement Plan	$0	$100,133		$(87,880)	$0	$1,241,905
Anthony P. DiSilvestro	Deferred Compensation Plan	$0	$0		$(177)	$0	$1,943
	Supplemental Retirement Plan	$0	$26,292		$(2,861)	$0	$100,299
B. Craig Owens	Deferred Compensation Plan	$0	$0		$0	$0	$0
	Supplemental Retirement Plan	$834,365	$57,916		$145,385	$0	$2,176,741
Mark R. Alexander	Deferred Compensation Plan	$0	$0		$(82)	$0	$898
	Supplemental Retirement Plan	$0	$45,065		$(8,022)	$0	$206,456
Carlos J. Barroso	Deferred Compensation Plan	$0	$0		$0	$0	$0
	Supplemental Retirement Plan	$0	$47,992	(4)	$313	$0	$48,305
Ellen Oran Kaden	Deferred Compensation Plan	$0	$0		$(154,973)	$0	$1,698,696
	Supplemental Retirement Plan	$0	$56,136		$(19,546)	$0	$375,224

(1)	The amount listed for Mr. Owens was previously reported in a summary compensation table as an annual incentive payment.
(2)	The amounts listed for Mses. Morrison and Kaden and Messrs. DiSilvestro, Owens, Alexander and Barroso are reported in the 2014 Summary Compensation Table under “All Other Compensation.”
(3)	The amounts listed for Mses. Morrison and Kaden and Messrs. DiSilvestro, Owens and Alexander include amounts previously reported in summary compensation tables as salary, annual incentive payments or the value of grants of restricted stock.
(4)	The amount listed for Mr. Barroso includes an Executive Retirement Contribution of $47,000 which is unvested.

The Deferred Compensation Plan and the Supplemental Retirement Plan are unfunded and maintained for the purpose of providing the Company’s eligible U.S.-based executives and key managers the opportunity to defer a portion of their earned compensation. Currently, participants may defer a portion of their annual incentive compensation. The ability of executives to defer all or a portion of their long-term incentive awards was eliminated in fiscal 2009, and the ability to defer base salary was eliminated as of January 1, 2011.

Each participant’s contributions to the plans are credited to an investment account in the participant’s name. Gains and losses in the participant’s account are based on the performance of the investment choices the participant has selected. For deferral accounts, seven investment choices are available, including the Campbell Stock Account. In addition to the Stock Account, participants have the opportunity to invest in: (i) Vanguard’s Institutional Index Fund; (ii) Vanguard’s Extended Market Index Fund; (iii) Vanguard’s Total International Stock Index Fund; (iv) Vanguard’s Total Bond Market Index Fund; (v) Vanguard’s Short-Term Bond Index Fund and (vi) BlackRock’s Liquidity TempFund. A participant may reallocate his or her investment account at any time among the seven investment choices, except that reallocations of the Stock Account must be made in compliance with the Company’s policies on trading Company stock. Dividends on amounts invested in the Stock Account may be reallocated among the seven investment accounts.

The Company credits a participant’s Supplemental Retirement Plan account with an amount equal to the matching contribution that the Company would have made to the participant’s 401(k) plan account if the participant had not deferred compensation under the plans. In addition, for those individuals whose base salary and annual incentive compensation exceed the IRC indexed compensation limit for the 401(k) plan ($255,000 for calendar year 2013 and $260,000 for calendar year 2014) and who defer a certain percentage of eligible pay to the 401(k) plan, the Company credits such individual’s account with an amount equal to the matching contribution the Company would have made to the 401(k) plan but for the compensation limit (supplemental 401(k) program). These Company contributions are fully vested. Except as described above, there is no Company match on deferred compensation.

The Company will also credit an eligible participant’s Supplement Retirement Plan account with an Executive Retirement Contribution equal to 10% of the participant’s base salary and annual incentive. Eligible participants are U.S.-based senior executives who were hired on or after January 1, 2011 and who do not participate in the MCHP. The Executive Retirement Contributions do not begin to vest until the participant has attained age 55 and completed at least five years of service with the Company. For additional information on the Executive Retirement Contribution and vesting criteria, please see page 39.

Potential Payments upon Termination or Change in Control

The following section describes potential incremental payments upon termination of a NEO’s employment under various circumstances.

Termination for Cause

In the event of termination for cause, a NEO will forfeit:

•	any annual incentive compensation for that fiscal year; and

•	any unvested time-lapse restricted and performance-restricted share units.

The NEO will be entitled to any vested pension benefits and the vested balance in his or her deferred compensation account.

Voluntary Resignation

In the event of voluntary resignation prior to the end of a fiscal year, a NEO will forfeit:

•	any annual incentive compensation for that fiscal year; and

•	any unvested time-lapse restricted and performance-restricted share units.

The NEO will be entitled to any vested pension benefits and the vested balance in his or her deferred compensation account.

Retirement

In the event of retirement after attaining age 55 and five years of service, a NEO will be entitled to:

•

A pro rata portion of any annual incentive compensation for the current fiscal year based upon length of employment during the fiscal year. The pro rata portion will be paid out based on business unit/function performance and individual performance as explained in the CD&A.

•	100% of any unvested time-lapse restricted share units, provided that the executive officer retires at least six months after the grant date.

•

A pro rata portion of any TSR performance-restricted share units or SPUs based on length of employment during the applicable restriction period, provided the executive officer retires at least six months after the grant date. The pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met, as explained in the CD&A.

•

100% of any EPS performance-restricted share units at the end of the restriction period based upon the Company’s EPS performance as explained in the CD&A, provided the NEO retires at least six months after the grant date.

The NEO will be entitled to any vested pension benefits and the vested balance in his or her deferred compensation account.

Involuntary Termination

In the event of involuntary termination by the Company for any reason other than cause, a NEO will be entitled to:

•

A pro rata portion of any annual incentive compensation for the current fiscal year based on length of employment during the fiscal year, provided the officer was employed for at least three months in the fiscal year. The pro rata portion will be paid out based upon business unit/function performance and individual performance as explained in the CD&A.

•

A pro rata portion of any unvested time-lapse restricted share units based on length of employment during the applicable restriction period, provided the officer was employed for at least six months following the grant date.

•

A pro rata portion of any TSR performance-restricted share units or SPUs based on length of employment during the applicable restriction period, provided the executive officer was employed for at least six months after the grant date. The pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met, as explained in the CD&A.

•

A pro rata portion of any EPS performance-restricted share units based on length of employment during the restriction period, provided the executive officer’s employment continued at least six months after the grant date. The pro rata portion will be paid out at the end of the restriction period based upon the Company’s EPS performance as explained in the CD&A.

The NEO will be entitled to any vested pension benefits and the vested balance in any deferred compensation account.

The Company has a regular severance policy that applies to all executive officers, including the NEOs. An executive officer will receive severance benefits equal to two times the officer’s base salary if the officer’s employment is involuntarily terminated by the Company without cause, except for change in control severance benefits which are described below. The severance benefits also include the continuation of medical benefits and life insurance unless the executive obtains medical benefits or life insurance from another employer.

In order to receive severance payments, executive officers must execute severance agreements that contain provisions prohibiting the executive officer from disparaging the Company, soliciting Company employees to work elsewhere and competing with the Company.

Change in Control

Generally, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(i)	the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;

(ii)	the persons serving as directors of the Company as of September 28, 2000, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up more than 50% of the Board;

(iii)	a merger, consolidation or share exchange in which the shareholders of the Company prior to the merger wind up owning 50% or less of the surviving corporation; or

(iv)	a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

Under the CIC Agreements with the NEOs, severance pay would equal two and one half years’ base salary and annual incentive compensation. Medical benefits and life insurance would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive’s 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company’s pension and 401(k) plans had the executive remained in the employ of the Company for an additional 30 months or until his or her 65th birthday, if earlier. The payments of these amounts are listed as “other payments” in the following tables.

Upon a Change in Control and termination of employment within two years thereafter, all restrictions upon any time-lapse restricted share units would lapse immediately and all such units would become fully vested. An executive officer would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of any performance-restricted share units or (ii) a pro rata portion of such performance-restricted share units based on the portion of the performance period that has elapsed prior to the date of the change in control.

During any fiscal year in which a Change in Control occurs, each participant in the Annual Incentive Plan (a) whose employment is terminated prior to the end of such year or (b) who is in the employ of the Company on the last day of such year would be entitled to receive, within 30 days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the AIP for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated.

The CIC Agreements provide for “gross-up” payments to cover any federal excise taxes owed on change in control-related severance payments and benefits. In March 2010, the Committee determined that effective for any change in control agreement entered into after January 1, 2011, the provision for “gross-up” payments to cover any federal excise taxes owed on change in control-related severance payments and benefits would be eliminated.

Tables

The following tables display the incremental payments that would be made and the value of equity awards that would vest in the event of termination of employment for the reasons listed. If an NEO is eligible to retire, the amounts listed below for voluntary resignation and retirement are the same. In addition to the amounts in the following tables, the NEOs would be entitled to any vested pension benefits and any vested amounts in deferred compensation accounts that are disclosed above under “Pension Benefits” and “Nonqualified Deferred Compensation.”

Assumptions — Ms. Morrison, Mr. DiSilvestro, Mr. Alexander, Mr. Barroso and Ms. Kaden

The amounts listed for the NEOs named above assume that termination occurred as of August 3, 2014, and use a Company stock price of $41.96, which was the Company’s stock price on August 1, 2014, the last business day of fiscal 2014. The amounts included in equity for these NEOs with respect to performance-based restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements described above. Also included in the equity amount in the event of a change in control are accrued but unpaid dividend equivalents.

Assumptions — Mr. Owens

Mr. Owens retired from the Company as of May 1, 2014. The amounts listed for Mr. Owens were calculated using a Company stock price of $45.20, which was the Company’s closing stock price on May 1, 2014.

Denise M. Morrison

Incremental Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause	Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—
— Equity	$7,951,168	$7,951,168	$7,951,168	$7,094,325
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	$25,620	$32,025
Severance:
— Cash	—	—	$2,100,000	$6,300,000
— Excise Tax Gross-Up	—	—	—	$9,483,398
— Other Payments	—	—	—	$3,627,290

TOTAL:	$7,951,168	$7,951,168	$10,076,788	$26,537,038

Anthony P. DiSilvestro

Incremental Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause	Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—
— Equity	$1,098,890	$1,098,890	$1,098,890	$987,471
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	$36,316	$45,395
Severance:
— Cash	—	—	$1,120,000	$2,397,500
— Excise Tax Gross-Up	—	—	—	—
— Other Payments	—	—	—	$1,013,263

TOTAL:	$1,098,890	$1,098,890	$2,255,206	$4,443,629

B. Craig Owens

Incremental Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause	Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—
— Equity	—	$3,114,054	—	—
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	—
Severance:
— Cash	—	—	—	—
— Excise Tax Gross-Up	—	—	—	—
— Other Payments	—	—	—	—

TOTAL:	—	$3,114,054	—	—

Mark R. Alexander

Incremental Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause	Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	$14,189
— Equity	—	—	$2,078,279	$2,174,035
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	$35,240	$44,050
Severance:
— Cash	—	—	$1,251,500	$3,007,784
— Excise Tax Gross-Up	—	—	—	—
— Other Payments	—	—	—	$1,190,345

TOTAL:	—	—	$3,365,019	$6,430,403

Carlos J. Barroso

Incremental Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause	Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—
— Equity	—	—	$418,971	$801,710
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	$35,084	$43,855
Severance:
— Cash	—	—	$940,000	$1,938,750
— Excise Tax Gross-Up	—	—	—	—
— Other Payments	—	—	—	$192,052

TOTAL:	—	—	$1,394,055	$2,976,367

Ellen Oran Kaden

Incremental Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause	Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	$43,575
— Equity	$2,735,708	$2,735,708	$2,735,708	$2,482,405
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	$29,244	$31,681
Severance:
— Cash	—	—	$1,463,700	$3,659,250
— Excise Tax Gross-Up	—	—	—	—
— Other Payments	—	—	—	$951,070

TOTAL:	$2,735,708	$2,735,708	$4,228,652	$7,167,981

Fiscal 2014 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation (2) ($) (g)	Total ($) (h)
Edmund M. Carpenter	$117,500	$117,500	$0	$0	$0	—	$235,000
Paul R. Charron	$337,500	$337,500	$0	$0	$0	—	$675,000
Bennett Dorrance	$117,500	$117,500	$0	$0	$0	—	$235,000
Lawrence C. Karlson	$115,000	$115,000	$0	$0	$0	—	$230,000
Randall W. Larrimore	$117,500	$117,500	$0	$0	$0	—	$235,000
Marc B. Lautenbach	$65,625	$65,625	$0	$0	$0	—	$131,250
Mary Alice D. Malone	$112,500	$112,500	$0	$0	$0	—	$225,000
Sara Mathew	$122,500	$122,500	$0	$0	$0	—	$245,000
Charles R. Perrin	$112,500	$112,500	$0	$0	$0	—	$225,000
A. Barry Rand	$115,000	$115,000	$0	$0	$0	—	$230,000
Nick Shreiber	$115,000	$115,000	$0	$0	$0	—	$230,000
Tracey T. Travis	$115,000	$115,000	$0	$0	$0	—	$230,000
Archbold D. van Beuren	$115,000	$115,000	$0	$0	$0	—	$230,000
Les C. Vinney	$120,000	$120,000	$0	$0	$0	—	$240,000
Charlotte C. Weber	$112,500	$112,500	$0	$0	$0	—	$225,000

(1)	Amounts reported represent the aggregate grant date fair value of shares issued to each director during fiscal 2014, calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 17 to the Company’s 2014 Form 10-K. Directors who served on the Board on January 1, 2014, were issued shares representing the dollar value of 50% of their board retainer and committee fees based on the closing price on January 7, 2014 of the Company’s common stock on the New York Stock Exchange ($42.87). Mr. Lautenbach was issued shares on July 1, 2014 representing the dollar value of 50% of his pro-rated board retainer based on the closing price on June 30, 2014 of the Company’s common stock on the New York Stock Exchange ($45.81).

(2)	The aggregate perquisites to any individual director did not exceed the SEC reporting threshold amount of $10,000.

The aggregate number of stock options outstanding for each non-employee director as of August 3, 2014, is set forth in the table below. The Company ceased issuing stock options to directors in fiscal 2006. Directors are fully vested in stock awards at the time of grant.

Name	Options(#)
Edmund M. Carpenter	19,656
Paul R. Charron	10,336
Bennett Dorrance	37,029
Lawrence C. Karlson	0
Randall W. Larrimore	19,656
Marc B. Lautenbach	0
Mary Alice D. Malone	19,656
Sara Mathew	10,336
Charles R. Perrin	0
A. Barry Rand	0
Nick Shreiber	0
Tracey T. Travis	0
Archbold D. van Beuren	0
Les C. Vinney	0
Charlotte C. Weber	19,656

Director Equity and Cash Retainers

For fiscal 2014, each non-employee director received an annual unrestricted stock retainer valued at approximately $112,500, and an annual cash retainer of $112,500 for his or her services as a member of the Board. In addition, the members of the Audit Committee received an annual retainer of $5,000, half of which was paid in unrestricted stock and half of which was paid in cash, and the chairman of the Audit Committee received an annual retainer of $20,000, half of which was paid in unrestricted stock and half of which was paid in cash. The chairman of the Compensation and Organization Committee received an annual retainer of $15,000, half of which was paid in unrestricted stock and half of which was paid in cash, and the chairs of the Governance Committee and Finance and Development Committee each received an annual retainer of $10,000, half of which was paid in unrestricted stock and half of which was paid in cash. The non-executive chairman of the Board was paid an additional annual retainer of $450,000, half of which was paid in unrestricted stock and half of which was paid in cash. Directors may elect to receive unrestricted stock in lieu of cash payments.

Deferred Compensation Plans for Non-Employee Directors

Under the Deferred Compensation Plan and the Supplemental Retirement Plan, a non-employee director may elect to defer payment of all or a portion of his or her fees until termination of his or her directorship. Directors participate in the same plans as executives. See pages 40 through 41 for a description of the material terms of the Deferred Compensation Plan and the Supplemental Retirement Plan.

Stock Ownership Requirements

Under the Company’s Corporate Governance Standards, directors are required to own at least 2,000 shares of Campbell stock within one year of election and 6,000 shares within three years of election.

Additional Arrangements

The Company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or education meetings. In addition, non-employee directors are eligible to participate in the Company’s charitable matching gift program, pursuant to which the Company will pay, on a one-to-one basis, up to $3,000 per year in contributions to educational and certain other charitable institutions.

Item 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Your Board of Directors Recommends a Vote “For” This Proposal

The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Audit Committee, reappointing the firm of PricewaterhouseCoopers LLP (“PwC”) Certified Public Accountants, as the independent registered public accounting firm to perform an audit of the financial statements and the effectiveness of internal control over financial reporting of the Company for fiscal 2015. The names of the directors serving on the Audit Committee are indicated on page 9, under the heading “Board Committee Structure.” The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PwC declines to act or becomes incapable of acting, or if their employment is discontinued, the Audit Committee will appoint other auditors whose continued employment after the 2015 Annual Meeting of the Shareholders will be subject to ratification by the shareholders.

Representatives of PwC will be at the 2014 Annual Meeting to make a statement if they desire to do so and to answer questions.

For fiscal 2014, PwC also examined the separate financial statements of certain of the Company’s foreign subsidiaries and provided other audit and non-audit services to the Company in connection with SEC filings, review of quarterly financial statements, debt offerings, accounting consultations, pension plan audits, other agreed-upon procedures reports, tax compliance and tax assistance with tax audits and transfer pricing.

Item 3

Advisory Vote on Executive Compensation

Your Board of Directors Recommends a Vote “For” This Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires that shareholders be given the opportunity to cast an advisory (non-binding) vote on executive compensation. This vote, commonly known as a “say-on-pay” vote, gives shareholders the opportunity to express their views on named executive officer (“NEO”) compensation during a given fiscal year. Shareholders’ votes are not intended to address any specific item of the compensation program, but rather to address the overall approach to executive compensation at Campbell as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the Compensation Discussion and Analysis beginning on page 17, Campbell offers a total compensation package that is designed to attract, motivate and retain talent of the caliber needed to deliver successful business performance in absolute terms and relative to competition. Campbell’s compensation program is designed to link pay to Company, business unit and individual performance. The objectives of the executive compensation program are to:

•	align the financial interests of the Company’s NEOs with those of its shareholders, in both the short and long term;

•	provide incentives for achieving and exceeding the Company’s short-term and long-term goals;

•

attract, motivate and retain highly competent executives by providing total compensation that is competitive with compensation paid at other well-managed companies in the food, beverage and consumer products industries; and

•

differentiate the level of compensation based on individual and business unit performance, leadership potential, and level of responsibility within the organization. Individual performance is rated based upon demonstrated leadership skills, accomplishment of objectives, business unit or functional accountabilities and personal contributions.

The Compensation and Organization Committee annually reviews the Company’s compensation strategy, principles and policies, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of the incentive compensation programs to ensure they achieve the desired objectives. The executive compensation program at Campbell reflects many best practices in governance and executive compensation including:

•	all members of the Compensation and Organization Committee are independent directors within the meaning of the NYSE listing standards;

•	the Compensation and Organization Committee engages and receives advice from an independent compensation consultant who does not perform any services for management;

•

Campbell annually reviews the risk profile of its compensation programs and maintains risk mitigators, such as limits on incentive awards, use of multiple performance measures in incentive plans, and stock ownership guidelines;

•

Campbell maintains an insider trading policy that prohibits executive officers from engaging in derivative or hedging transactions in Campbell securities, and has a policy that prohibits future pledging of shares by directors and executive officers;

•	Campbell eliminated change in control excise tax gross-ups for new participants entering into change in control agreements after January 1, 2011;

•	Campbell has stock ownership guidelines for directors and executive officers that promote alignment of their interests with shareholders’ interests;

•

Campbell’s Annual Incentive Plan is designed to award annual bonus payments to its NEOs based on performance and for fiscal 2014 annual incentive payments, the Compensation and Organization Committee used four measurement areas relating to the Company’s financial, marketplace, operational and strategic objectives for the year to assess performance;

•	NEOs have a substantial portion of compensation at risk, based upon the achievement of performance goals for annual incentive payments and the performance goals for long-term incentives; and

•

consistent with the Company’s principles and policies for executive compensation that link pay to performance, payout for strategic performance-restricted share units for the fiscal 2013-2014 performance period was 35% of the target amount, due to adjusted net sales and adjusted EPS results over the performance period, and the fiscal 2014 AIP pool was funded at 75% of the target amount, due to performance against the goals in the balanced scorecard.

In making its fiscal 2014 executive compensation decisions, particularly the decision to fund the AIP pool at 75% of target, the Committee noted the following:

•	the challenging environment for packaged food companies;

•	net sales of $8.268 billion and adjusted EPS of $2.53 fell short of the scorecard targets set at the beginning of the fiscal year, but were consistent with the Company’s revised guidance;

•	sales growth in the Bolthouse Farms business, driven by brand-building investments and expanded distribution;

•	encouraging growth in key emerging markets, led by Kelsen Group in China and expansion of the sweet biscuit business in Indonesia;

•	successful divestiture of the European simple meals business;

•	responsible cost-management across the organization;

•	meaningful steps towards establishing a foundation for expansion into faster-growing spaces, such as packaged fresh, e-commerce, immediate consumption channels and emerging markets.

Please read the entire Compensation Discussion and Analysis beginning on page 17 and review the fiscal 2014 executive compensation tables beginning on page 30 for additional details about Campbell’s executive compensation programs, including detailed information about fiscal year 2014 compensation of the NEOs. See Appendix B for a discussion of the adjustments to EPS and a reconciliation to the results as reported in accordance with generally accepted accounting principles.

The Board of Directors is asking shareholders to support Campbell’s executive compensation, as disclosed in this proxy statement. The Compensation and Organization Committee and the Board of Directors believes that the compensation program effectively implements Campbell’s compensation principles and policies, achieves the Company’s compensation objectives, and aligns the interests of the NEOs and shareholders. Accordingly, the Board of Directors asks shareholders to cast a nonbinding vote “FOR” the following resolution at the 2014 Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Campbell Soup Company approve, on an advisory basis, the compensation paid to Campbell Soup Company’s named executive officers, as disclosed in the 2014 Proxy Statement pursuant to the Security and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion.”

Campbell’s executive compensation, as disclosed in this proxy statement, will be deemed approved by shareholders if it receives more votes FOR than votes AGAINST. Abstentions and broker non-votes will not be counted as votes cast on this proposal. This vote on executive compensation is advisory, and therefore will not be binding on Campbell Soup Company, the Compensation and Organization Committee or the Board of Directors, and it will not be construed as overruling any decision by the Company or the Board of Directors or creating or implying any change to, or additional fiduciary duties for, the Company or the Board of Directors.

Item 4

Re-Approval of Campbell Soup Company Annual Incentive Plan

Your Board of Directors Recommends a Vote “For” This Proposal

The Campbell Soup Company Annual Incentive Plan (“AIP”), which is the annual bonus program, has been in effect for 57 years. The shareholders first approved the AIP at the 1957 Annual Meeting, and most recently at the 2009 Annual Meeting. The AIP must be resubmitted to shareholders for approval at least once every five years. The AIP is being submitted at the 2014 Annual Meeting for re-approval, which will be obtained if a majority of the votes cast at the meeting support the proposal. Abstentions and broker non-votes will not be counted as votes cast on this proposal. Except as otherwise specified in the proxy, proxies will be voted for approval. The AIP being submitted for shareholder re-approval at the 2014 Annual Meeting is substantially the same as the AIP that was approved at the 2009 Annual Meeting, with minor administrative changes to the definitions of “Deferred Compensation Plan” and “Eligible Employee”. The full text of the AIP is set forth in Appendix C and should be referred to for a complete description of its terms and conditions.

The purpose of the AIP is to attract, motivate and retain higher caliber employees and to provide meaningful individual and group incentives within the Company and its subsidiaries. The AIP is administered by the Compensation and Organization Committee of the Board of Directors. The Committee has the discretion to select eligible employees to whom awards may be granted and to determine the aggregate amount of money to be used for awards based upon competitive compensation practices and such measures of the Company’s performance as the Committee selects from time to time. The Committee also determines the total bonus pool available for all participants. Approximately 1,715 key employees are eligible to receive incentive compensation under the AIP. Payments made to named executive officers under the AIP are set forth in the Summary Compensation Table on page 30. The AIP is also discussed in the Compensation Discussion and Analysis on pages 21 through 23. The Committee and the Board are prohibited from making any awards for a fiscal year in which no cash dividend is paid on Campbell stock, except following a Change of Control as described on pages C-5 through C-7.

Individual awards for executive officers are determined annually by the Committee in accordance with performance goals established by the Committee at the beginning of the fiscal year. For executive officers who are “covered employees” under Section 162(m) of the Internal Revenue Code, the performance goals will be comprised of specified annual levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measures, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity or return on capital. The Committee will disregard or offset the effect of certain extraordinary items, such as restructuring charges, gains or losses on the disposition of a business, changes in tax or accounting laws or the effects of a merger or acquisition, in determining the attainment of performance goals for these individuals. The Committee may reduce (but not increase) the amount payable to these individuals based on further considerations as the Committee, in its sole discretion, may determine. For awards not intended to comply with Section 162(m) of the Internal Revenue Code, the Committee may establish performance goals based on other performance criteria as it deems appropriate. No award or awards that exceed $5 million may be granted to any participant for any one fiscal year. The performance goals used for fiscal 2014 are described on page pages 22 through 23.

Awards under the AIP are payable in cash, unless the Committee approves the conversion of the award into stock options, restricted units or unrestricted stock units pursuant to the Company’s shareholder-approved long-term incentive plan.

During any fiscal year in which a Change in Control (as described on pages C-5 through C-7) occurs, each participant whose employment is terminated prior to the end of such fiscal year (other than for “cause”) or who is in the employ of the Company on the last day of such fiscal year will be entitled to an award payment equal to the greater of (1) such participant’s target award for such fiscal year or (2) the average of the awards paid under the AIP to such participant for the two most recent fiscal years ended prior to the fiscal year in which the Change in Control occurs. In the case of a participant whose employment was terminated prior to the end of the fiscal year, the amount of the award will be prorated based on the date of termination and the amount of severance bonus received by such participant. Additionally, for a two-year period following a Change in Control, the AIP may not be terminated or amended with certain limited exceptions.

Since the Committee determines awards under the AIP based upon the achievement of certain performance criteria which are not presently determinable, it is not possible to determine the amounts that will be received by any participant in the AIP at this time. In September 2014, the following amounts were awarded to the NEOs, all executive officers as a group, and all non-executive officer participants as a group under the AIP for fiscal 2014 performance:

Denise M. Morrison	$1,102,500
Anthony P. DiSilvestro	$299,250
B. Craig Owens	$451,173
Mark R. Alexander	$405,007
Carlos J. Barroso	$274,950
Ellen Oran Kaden	$548,888
All executive officers as a group	$4,437,623
All non-executive officer participants as a group	$37,371,567

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the Company’s stock that could have been issued under the Company’s equity compensation plans as of August 3, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(c)
Equity Compensation Plans Approved by Security Holders(1)	4,255,886	$28.33	8,759,729
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	4,255,886	$28.33	8,759,729

(1)	Column (a) represents stock options and restricted stock units outstanding under the 2005 Long-Term Incentive Plan and the 2003 Long-Term Incentive Plan. No additional awards can be made under the 2003 Long-Term Plan. Future equity awards under the 2005 Long-Term Incentive Plan may take the form of stock options, SARs, performance unit awards, restricted stock, restricted performance stock, restricted stock units or stock awards. Column (b) represents the weighted-average exercise price of the outstanding stock options only; the outstanding restricted stock units are not included in this calculation. Column (c) represents the maximum number of future equity awards that can be made under the 2005 Long-Term Incentive Plan as of August 3, 2014.

Submission of Shareholder Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in next year’s proxy statement must be submitted in writing to the Company’s Corporate Secretary at 1 Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 3, 2015.

Any shareholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement must be submitted in writing to the Company’s Corporate Secretary at 1 Campbell Place, Camden, New Jersey 08103-1799, and must be received no earlier than August 21, 2015, and no later than September 20, 2015. Any proposal without the required notice will not be considered properly submitted under the Company’s By-laws. Any proposal that is received by the Company after September 20, 2015, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not properly submitted or timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are properly submitted and timely filed, the Company retains discretion to vote proxies it receives, provided that: (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (2) the proponent does not issue a proxy statement.

Director and Executive Officer Stock Ownership Reports

The federal securities laws require the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 3, 2014, all the Company’s executive officers, directors and greater-than-ten-percent beneficial owners made all required filings on a timely basis.

Other Matters

The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the directors’ proxy to vote on such matters in accordance with his or her best judgment.

Proxies and Voting at the Meeting

The proxy materials are being provided for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders of Campbell Soup Company called to be held on November 19, 2014. The mailing address of the Company’s World Headquarters is 1 Campbell Place, Camden, New Jersey 08103-1799.

Proxies marked as abstaining on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Similarly, broker non-votes will not be counted as votes cast.

This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Proxy solicitation material will be distributed to shareholders, and employees of the Company may communicate with shareholders to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

When a proxy is returned properly dated and signed, the shares represented thereby, including any shares held under the Company’s Dividend Reinvestment Plan, will be voted by the person named as the directors’ proxy in accordance with each shareholder’s directions. Proxies will also be considered to be confidential voting instructions to the Trustee with respect to shares held in accounts under the Campbell Soup Company 401(k) Retirement Plan. If participants in this plan are also shareholders of record under the same account information, they will receive a single proxy that represents all shares. If the account information is different, then the participants will receive separate proxies. Shareholders of record and participants in the retirement plan may cast their vote by:

(1)	using the Internet and voting at the Web site listed on the proxy card or the e-proxy notice;

(2)	using the toll-free phone number listed on the proxy solicitation/voting instruction card; or

(3)	signing, dating and mailing the proxy card in the enclosed postage paid envelope.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareholders to appoint a proxy and the retirement plan participants to instruct a plan fiduciary to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed are set forth on the proxy solicitation/voting instruction card or the e-proxy notice.

Shareholders are urged to cast their votes. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the directors (or, in the case of participants in the retirement plan referred to above, may be voted at the discretion of the Trustee). Shareholders may vote their shares via the Internet or by telephone to the extent described on the proxy card or the e-proxy notice.

A shareholder giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a shareholder wishes to give a proxy to someone other than the directors’ proxy, all three names appearing on the proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the shareholder.

Each shareholder who plans to attend the meeting in person must follow the instructions provided below under “Information about Attending the Meeting.”

Shareholders Sharing the Same Address

In accordance with notices that we sent to certain shareholders, we are sending only one e-proxy notice or one copy of our annual report and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate annual report, proxy statement, or e-proxy notice in the future, he or she may contact the Company’s Corporate Secretary. If you are receiving multiple copies of the annual report and proxy statement or e-proxy notice, you can request householding by contacting the Company’s Corporate Secretary. The contact information is set forth below.

Information about Attending the Meeting

The 2014 Annual Meeting of Shareholders will be held at Campbell Soup Company World Headquarters, 1 Campbell Place, Camden, New Jersey 08103 on Wednesday, November 19, 2014. A map and directions appear at the back of this booklet. Doors to the meeting room will open at approximately 3:30 p.m.

Attendance at the Annual Meeting is limited to shareholders (or their authorized representatives) as of September 22, 2014, and members of their immediate family. All attendees must pre-register and obtain an admission ticket. An admission ticket and valid, government-issued photographic identification are required to enter the meeting. Cameras, audio and video recorders and similar electronic recording devices will not be allowed in the meeting room. We will also request that all cellular phones, smartphones, tablets, pagers and laptops be turned off.

If you would like to attend the Annual Meeting, please follow the instructions below to pre-register by November 12, 2014.

Pre-Registration Instructions

If you are a registered shareholder (your shares are held in your name), you may pre-register and obtain an admission ticket by: checking the appropriate box on the Internet voting site, following the prompts on the telephone voting site, or marking the appropriate box on your proxy card. You may also pre-register and obtain an admission ticket by contacting the Company and providing your name as it appears on your stock ownership records and your mailing address. If a family member is attending with you, please indicate that when you pre-register.

If you are a beneficial owner (your shares are held through a broker or bank) you may pre-register and obtain an admission ticket by contacting the Company and providing your name and mailing address, and evidence of your stock ownership as of September 22, 2014. A copy of your brokerage or bank statement will suffice as evidence of ownership, or you can obtain a letter from your broker or bank. If a family member is attending with you, please indicate that when you pre-register.

If you are a shareholder as of the record date and intend to appoint an authorized representative to attend the meeting on your behalf, you may pre-register and obtain an admission ticket by submitting a request to the Company and providing: your name and mailing address, the name and mailing address of your authorized representative, evidence of stock ownership as of September 22, 2014, and a signed authorization appointing such individual to be your authorized representative at the meeting.

To pre-register for the meeting and obtain an admission ticket, you can write to the Company at Campbell Soup Company, Office of the Corporate Secretary, 1 Campbell Place, Camden, NJ 08103-1799, fax your request to (856) 342-3889, or call (856) 342-8590.

It is important that your shares be represented and voted at the meeting. Please vote via the Internet or by phone or fill out, sign, date and return the accompanying proxy card as soon as possible, regardless of whether you plan to attend the meeting.

By order of the Board of Directors,

Kathleen M. Gibson

Vice President and Corporate Secretary

Camden, New Jersey

October 1, 2014

Appendix A for 2014 Proxy Statement

Note: The documents listed above are also available on the Company’s Web site (www.campbellsoupcompany.com) in the governance section. The Company’s Code of Business Conduct and Ethics and the charters for the four standing committees of the Board are also posted on the same Web site.

Campbell Soup Company

Corporate Governance Standards

October 1, 2014

Composition of the Board and Qualifications of Directors

1.	Pursuant to the Company’s By-Laws, the Board determines the number of directors. A substantial majority of the Board shall be composed of directors who meet the requirements for independence established by the New York Stock Exchange. The Board shall make a determination at least annually as to the independence of each director, in accordance with standards that are disclosed to the shareholders.

2.	All directors should be persons of the highest integrity, who abide by exemplary standards of business and professional conduct. Directors should possess the skills and judgment, and the commitment to devote the time and attention, necessary to fulfill their duties and responsibilities.

3.	Directors are elected by the shareholders at the Annual Meeting of Shareholders for a one-year term, to serve until the next Annual Meeting. In the event of vacancies on the Board, the Board may elect directors to serve until the next Annual Meeting.

In any uncontested election of directors, a director nominee who receives more votes “withheld” than votes “for” his or her election shall immediately tender his or her resignation. The Board will accept the resignation unless there is a compelling reason for the director to remain on the Board, and will promptly disclose the action it has taken and the reasons for it.

4.	The Chief Executive Officer is currently the only employee of the Company nominated by the directors to serve on the Board. The Board believes that, as a general rule, former Campbell executives should not serve as directors of the Company.

5.	The Board believes that service on the boards of other companies, and of civic and charitable organizations, enhances the experience and perspective of directors, but may also limit their time and availability. To ensure that all members of the Board have sufficient time to devote proper attention to their responsibilities as directors of the Company, the Governance Committee shall annually review the other board commitments of each director on a case-by-case basis.

6.	No person may serve as a director if he or she is employed by a major supplier, customer or competitor of Campbell. In addition, no person may serve as a director if he or she, or a member of his or her immediate family (as defined in the Listing Standards of the New York Stock Exchange), is an executive officer of another company for which an executive officer of Campbell serves on the compensation committee of the board of directors, or of a non-for-profit organization that receives substantial contributions from Campbell or the Campbell Soup Foundation.

7.	A director shall notify the Chair of the Governance Committee prior to accepting an invitation to serve on the board of another company or to become affiliated with another business entity. The Governance Committee or its designee shall evaluate and advise the Board whether, by reason of conflicts in regular meeting schedules or business or competitive considerations, simultaneous service on the other board or affiliation with the other entity may impede the director’s ability to fulfill his or her responsibilities to Campbell. The Governance Committee shall also administer and apply the Board’s Policy Concerning Transactions with Related Persons.

8.	A director who changes his or her principal employment, position, or professional role or affiliation following election or re-election to the Board shall tender his or her resignation for consideration by the Governance Committee and decision by the Board.

9.	Directors are required to own at least 2,000 Campbell shares within one year of election, and 6,000 shares within three years of election.

10.	The Board believes that the judgment as to the tenure of an individual director should rest on an assessment by the Governance Committee of his or her performance and contributions to the Board. Accordingly, there is no predetermined limit on the number of one-year terms to which a director may be re-elected prior to his or her 72nd birthday. No person may stand for election to the Board after age 72.

Responsibilities of Directors

11.	The Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith, to act in what they reasonably believe to be the best interest of all shareholders, and to ensure that the business of the Company is conducted so as to further the long-term interests of its shareholders.

12.	Directors shall receive and review appropriate materials in advance of meetings relating to matters to be considered or acted upon by the Board and its committees. Directors are expected to prepare for, attend and participate actively and constructively in all meetings of the Board and of the committees on which they serve.

13.	Directors are expected to become and remain well informed about the business, performance, operations and management of the Company; general business and economic trends affecting the Company; and principles and practices of sound corporate governance.

14.	In consultation with the Governance Committee, management shall provide programs for director orientation in which all new directors are expected to participate, and information to all directors about programs for continuing director education in areas of importance to the Company.

15.	A director shall not participate in the discussion of or decision on any matter in which he or she has a personal, business or professional interest other than his or her interest as a shareholder of the Company. Directors shall promptly inform the Chairman of the Board regarding any actual or potential conflict of interest.

Composition of Board Committees

16.	The Board shall establish such standing committees as it deems appropriate and in the best interests of the Company. The current standing committees of the Board are the Audit Committee, the Compensation and Organization Committee, the Finance and Corporate Development Committee, and the Governance Committee.

17.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies or new positions occur, the members of the standing committees and the committee chairs. The Governance Committee shall annually review the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

18.	All members of the Audit, Governance, and Compensation and Organization Committees shall meet the independence requirements of the New York Stock Exchange.

19.	Directors who serve on the Audit Committee shall also meet the requirements as to independence, experience and expertise for audit committee members established by the New York Stock Exchange and applicable laws and regulations. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission.

20.	No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

Board Operations

21.	The Board shall determine the number of regular meetings to be scheduled each year, and shall meet more frequently as circumstances may require.

22.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies occur, a Chairman of the Board. When the Chief Executive Officer of the Company also holds the position of Chairman of the Board, the Chair of the Governance Committee will serve as the Lead Director to preside at executive sessions of non-management directors and provide oversight for the effective functioning of the Board.

23.	Upon consultation with the Chief Executive Officer, the Chairman shall annually establish an agenda of the matters that are expected to be considered and acted upon by the Board during the following year. The annual schedule shall be provided to the full Board for review and comment. In addition, the CEO shall review with the Chairman of the Board, prior to each Board meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the directors in advance of the meeting.

24.	The agenda will provide for an executive session of non-management directors (as defined by the New York Stock Exchange) at every regularly scheduled Board meeting and for an executive session of independent directors at least once a year. The Chairman of the Board, or, when appropriate, the Chair of the Governance Committee, acting in the capacity of Lead Director, shall preside at executive sessions.

25.	Directors shall have unfettered access to management and employees of the Company and to its inside and outside counsel and auditors. Executive officers and other senior management are expected to be present at Board meetings at the invitation of the Board.

26.	The Board shall establish methods by which interested parties may communicate directly with the Chairman or Lead Director, or with the non-management directors as a group, and shall cause such methods to be disclosed in the proxy statement.

27.	The Board and each of its committees are authorized to retain such independent legal, financial or other advisors as they may deem necessary or appropriate to carry out their duties.

28.	Directors’ fees (including, in the case of a non-executive Chairman of the Board, the Chairman’s annual retainer and any additional compensation approved by the Board) will be the sole compensation that any director who is not an employee of Campbell receives, directly or indirectly, from the Company. The form and amount of director compensation shall be based on principles recommended by the Governance Committee and adopted by the Board, and shall be reviewed annually by the Governance Committee. The current principles provide that annual director compensation shall be set at the median of a group of 23 food and consumer products companies, and shall be delivered 50% in unrestricted Campbell shares and 50% in cash unless a director elects to receive his or her compensation entirely in the form of Campbell stock.

29.	The Governance Committee shall be furnished annually with a report identifying any charitable contributions or pledges made by the Company during the last year, in the aggregate amount of $25,000 or more, to any entity for which a director serves as an executive officer.

Committee Operations

30.	Each standing committee of the Board will have a charter that is approved by the Board and sets forth the purposes, duties and responsibilities of the committee. At least annually, the members of each committee will evaluate the adequacy of the committee’s charter, and will conduct an evaluation of its performance and effectiveness in fulfilling the duties and responsibilities set forth in the charter.

31.	The chair of each standing committee, in consultation with management, shall annually establish agendas of the matters that are expected to be considered and acted upon by the committee during the following year. The annual schedule shall be provided to committee members for review and comment. Management will review with the chair of each committee, prior to each meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the committee members in advance of the meeting.

32.	The chair of each committee shall report to the Board following each meeting of the committee on the principal matters reviewed or approved by the committee and its recommendations as to actions to be taken by the Board. All directors will receive copies of all minutes of standing committee meetings.

33.	The Audit Committee shall have the sole authority and responsibility to select, appoint, evaluate and replace the Company’s independent auditors, subject only to ratification by the shareholders, and to approve audit engagement fees and terms. The Audit Committee shall approve in advance all audit services and all permissible non-audit services to be provided by the independent auditors.

34.	The Audit Committee shall meet periodically with senior management, the internal auditors, and the Company’s independent auditors, in separate executive sessions.

35.	The Governance Committee shall have sole authority to retain and terminate any search firm used to assist in the identification of director candidates, and any compensation consultant retained to assist in the design or evaluation of director compensation, including sole authority to approve their fees and other retention terms.

36.	The Governance Committee shall lead the Board in an annual self-evaluation of the performance and effectiveness of the Board and its committees, and shall report the results of the evaluation to the shareholders in the proxy statement. The Governance Committee shall also assess, on the basis of established criteria, the performance of each director standing for re-election at the next Annual Meeting of Shareholders.

37.	The Compensation and Organization Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the design or evaluation of executive compensation for the Chief Executive Officer or senior management, including sole authority to approve the consultant’s fees and other retention terms.

Oversight of the Business and Management

38.	The Board shall review and approve fundamental financial and business strategies and major corporate actions and an annual operating plan that integrates strategic plan milestones, and regularly evaluate business performance and results in light of the operating plan.

39.	The Board shall develop principles and policies for the selection of the Chief Executive Officer and the assessment of his or her performance. The Compensation and Organization Committee shall lead the Board at least annually in an evaluation of the performance of the CEO. The results of the evaluation shall be reviewed in one or more meetings of non-management directors at which the CEO is not present.

40.	The Compensation and Organization Committee shall recommend to the Board plans and policies regarding the succession of the CEO in the event of an emergency or the CEO’s retirement. The CEO shall provide to the Board, on an ongoing basis, recommendations regarding a successor to be appointed in such an event.

41.	The Chief Executive Officer will report at least annually to the Compensation and Organization Committee his or her evaluation of the senior management of the Company.

42.	The Chief Executive Officer will report annually to the Compensation and Organization Committee on the Company’s executive organization and principal programs for management development and planning for executive succession. The Committee will evaluate and report annually to the Board on the effectiveness of these processes.

43.	The Board shall approve a Code of Business Conduct and Ethics applicable to directors, officers and employees of the Company, which prohibits retaliation in any form against anyone who reports suspected violations. Any amendments to the Code or waivers of its provisions for directors or executive officers shall be approved by the Audit Committee and promptly disclosed to shareholders.

Executive Compensation

44.	With input from the other independent directors, the Compensation and Organization Committee shall annually approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer. The CEO will report to the Board on progress in achieving these goals. Together with the other independent directors, the Compensation and Organization Committee shall determine the CEO’s compensation based on the Board’s evaluation of his or her performance in light of these goals and objectives.

45.	All equity-based compensation plans shall be approved by the shareholders.

46.	Incentive compensation plans will be based on principles and policies for executive compensation recommended by the Compensation and Organization Committee and approved by the Board.

47.	By the terms of the shareholder-approved incentive plan, stock options may not be repriced.

48.	Pursuant to the Company’s program relating to ownership of Campbell stock by executives, approximately the 35 most senior executives of the Company must retain a portion of the equity compensation they receive until they own Campbell stock valued at varying amounts ranging from two to six times base salary, depending upon their positions. Restricted stock and stock options, including vested stock options, do not count toward satisfaction of this requirement.

Shareholders

49.	All shareholders have equal voting rights.

50.	The Board will develop, approve and annually review Corporate Governance Standards that are disclosed each year to shareholders in the proxy statement.

STANDARDS FOR THE DETERMINATION OF

DIRECTOR INDEPENDENCE

A director shall be considered independent if the Board determines that the director does not have, directly or indirectly, any material relationship with the Company. In making this determination the Board shall broadly consider all relevant facts and circumstances.

Under the Company’s Corporate Governance Standards, directors’ fees are the sole compensation that any director who is not an employee of Campbell may receive, directly or indirectly, from the Company. The Board has established the following additional standards to assist it in determining director independence. For the purposes of these standards, the term “immediate family member” shall have the meaning given in the Listing Standards of the New York Stock Exchange.

1.	A director will not be considered independent if, within the preceding three years:

(a)	the director was employed by the Company, or an immediate family member of the director was employed as an executive officer of the Company;

(b)	the director or an immediate family member of the director received direct compensation from the Company exceeding $120,000 during any twelve-month period, other than (i) director or committee fees, (ii) pension or other forms of deferred compensation for prior service that are not contingent on continued service, (iii) compensation for former service as an interim chairman or CEO, or (iv) compensation received by an immediate family member for services as a non-executive employee of the Company.

(c)	the director or an immediate family member of the director was a partner or employee of the Company’s present or former independent auditor and personally worked on the Company’s audit;

(d)	an executive of Campbell served on the compensation committee of the board of directors of another company that employed the director or a member of the director’s immediate family as an executive officer;

(e)	the director is an employee or executive officer of, or an immediate family member of the director is an executive officer of, another company that does business with Campbell, and the annual sales to or purchases from that company account for the greater of $1 million or 2% of such company’s gross revenues; or

(f)	the director is an executive officer of another company that is indebted to Campbell, or to which Campbell is indebted, and the total amount of either company’s indebtedness to the other exceeds 1% of the total consolidated assets of the company where the director serves as an executive officer.

2.	A director will not be considered independent if:

(a)	the director is a current employee or an immediate family member of the director is a current partner of a firm that is the Company’s independent auditor; or

(b)	the director has an immediate family member who is a current employee of the Company’s independent auditor and who personally works on the Company audit.

3.	A director who serves as an executive officer of a not-for-profit entity shall not be considered to have a material relationship with the Company if the discretionary contributions made to the entity by Campbell or the Campbell Soup Foundation (excluding matching grants) during the preceding three years are less than $25,000 or 2% (whichever is greater) of the entity’s most recent publicly available operating budget.

4.	With respect to any relationship that is not covered by the guidelines in paragraphs 1 and 2 above, the members of the Board who satisfy the standards for independence set forth in those guidelines shall make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship shall be considered independent. The Company will disclose and explain the basis for any determination that such a relationship is not material in its next proxy statement. The Company will also disclose and explain the basis for any determination of independence for a director who does not satisfy the guidelines in paragraphs 1, 2 and 3 above.

Pursuant to the requirements of U.S. law, the Company does not make any personal loans or extensions of credit to any director, or any arrangements for the extension of credit to any director.

The Company’s conflicts of interest policy requires the disclosure of any personal interest, influence, relationship or other situation that might constitute or be perceived as a potential conflict of interest. Each director is required annually to submit a signed statement attesting to his or her awareness of and compliance with this policy. In addition, under the Company’s Corporate Governance Standards, directors are required promptly to inform the Chairman of the Board regarding any actual or potential conflict of interest.

COMMUNICATING CONCERNS TO THE BOARD OF DIRECTORS

Any person who has a concern about Campbell’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors. Concerns may be submitted in writing to the Chairman of the Board or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Company’s headquarters, or by email to directors@campbellsoup.com. Concerns may also be communicated to the Board by calling the following toll-free Hotline telephone number in the U.S. and Canada: 1-800-210-2173. To place toll-free calls from other countries in which the Company has operations, please see the instructions listed in the governance section of the Company’s Web site at www.campbellsoupcompany.com. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Chairman and to the Chair of the Audit Committee.

Campbell policy prohibits the Company and any of its employees from retaliating in any manner, or taking any adverse action, against anyone who raises a concern or helps to investigate or resolve it. However, anyone who prefers to raise a concern in a confidential, anonymous manner may do so by calling the Hotline.

Concerns communicated to the Board will be addressed through the Company’s regular procedures for addressing such matters. Depending upon the nature of the concern, it may be referred to the Company’s Internal Audit Department, the Legal or Finance Department, or other appropriate departments. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

The status of concerns communicated to the Board will be reported periodically to the Chairman and/or the Chair of the Audit Committee, as appropriate.

Appendix B for 2014 Proxy Statement

Non-GAAP Financial Measures

Included in this proxy statement are measures of financial performance, specifically adjusted net sales and adjusted EPS, that are not defined by generally accepted accounting principles (“GAAP”). Adjusted EPS was used to evaluate performance under the Annual Incentive Plan described on pages 22 and 23, and under the EPS Performance-Restricted Share Units described on page 25. Both adjusted net sales and adjusted EPS were used to evaluate performance under the Strategic Performance-Restricted Share Units described on pages 24 and 25.

The following information is provided to reconcile the non-GAAP financial measures disclosed in this proxy statement to reported results. The Company believes that the financial information excluding certain items not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the Company believes that investors may be able to better understand its results if these items are excluded from the results. These non-GAAP financial measures are the measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Please see the Annual Report on Form 10-K for the fiscal year ended August 3, 2014 for a reporting of the Company’s financial results in accordance with GAAP.

Adjusted Net Sales

(dollars in millions)	2014
Net sales, as reported	$8,268
Impact of currency(1)	133

Adjusted Net sales	$8,401

2012
Net sales, as reported	$7,175

Compound annual growth rate	8.21%

(1)	Includes impact of $13 in 2013 and $120 in 2014.

B-1

Items Impacting Earnings

	2014	2012
	Diluted EPS Impact	Diluted EPS Impact	Compound Annual Growth Rate
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$2.33	$2.29
Restructuring charges and related costs	0.11	0.01
Pension settlement charges	0.04	—
Loss on foreign exchange forward contracts	0.02	—
Tax expense associated with the sale of the European simple meals business	0.02	—
Acquisition transaction costs	—	0.01

Adjusted Earnings from continuing operations attributable to Campbell Soup Company(1)	$2.53	$2.31	4.65%

(1)	The sum of the individual per share amounts may not add due to rounding.

In 2014, Earnings from continuing operations attributable to Campbell Soup Company were impacted by the following:

•

$36 million ($.11 per share) of restructuring charges and related costs associated with initiatives in 2014 and 2013. In 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America.

•

$14 million ($.04 per share) of pension settlement charges associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan’s assets in 2014, primarily due to the closure of the facility in Sacramento, California;

•	a $6 million ($.02 per share) loss on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business; and

•	a $7 million ($.02 per share) tax expense associated with the sale of the European simple meals business.

In 2012, Earnings from continuing operations attributable to Campbell Soup Company were impacted by the following:

•

$4 million ($.01 per share) of restructuring charges associated with initiatives announced in June 2011 to improve supply chain efficiency, reduce overhead costs across the organization and exit the Russian market; and

•	$3 million ($.01 per share) of transaction costs related to the acquisition of Bolthouse Farms.

B-2

Appendix C for 2014 Proxy Statement

CAMPBELL SOUP COMPANY

Annual Incentive Plan

As Amended November 19, 2014

CAMPBELL SOUP COMPANY

ANNUAL INCENTIVE PLAN

ARTICLE I

PURPOSE

§ 1.1 The purpose of the Plan is to provide annual financial incentives for selected employees of the Campbell Group, thereby promoting the growth and financial success of the Campbell Group by (1) attracting and retaining employees of outstanding ability, (2) strengthening the Campbell Group’s capability to develop, maintain, and direct a competent management team, (3) motivating employees to achieve annual Performance Goals and objectives, and (4) providing incentive compensation opportunities competitive with those of other major corporations.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have these meanings:

§ 2.1 “Board” means the Board of Directors of the Company.

§ 2.2 “Campbell Group” means the Company and all of its Subsidiaries.

§ 2.3 “Cause” except for purposes of Article VIII, means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Campbell Group, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Campbell Group, (4) gross negligence in the performance of the Participant’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Campbell Group, (5) conviction of a crime involving moral turpitude, or (6) entering into competition with the Campbell Group. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.

§ 2.4 “Campbell Stock” means Capital Stock of the Company.

§ 2.5 “Committee” means the Compensation and Organization Committee of the Board or a subcommittee thereof. All members of the Committee shall be “Outside Directors,” as defined or interpreted for purposes of Section 162(m) of the Code, and “Non-Employee Directors,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

§ 2.6 “Company” means Campbell Soup Company and its successors and assigns.

§ 2.7 “Deferred Compensation Plan” means the Campbell Soup Company Deferred Compensation Plan and the Campbell Soup Company Supplemental Retirement Plan (and any successor plans).

§ 2.8 “Director” means a member of the Board who is not an Eligible Employee.

§ 2.9 “Eligible Employee” means a person who is a regular salaried employee of the Campbell Group and who, in the opinion of the Committee, is a key employee whose performance can contribute to the successful management of the Campbell Group, including a person whose services terminated before the end of the fiscal year, but not including a person serving only as a director of the Company or a Subsidiary.

§ 2.10 “Extraordinary Items” means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which are identified in the Company’s audited financial statements or the Company’s annual report to Shareowners.

§ 2.11 “Performance Goals” means the goals established by the Committee pursuant to Article V.

§ 2.12 “Participant” means a person to whom an award of incentive compensation has been made under the Plan.

§ 2.13 “Plan” means the Campbell Soup Company Annual Incentive Plan.

§ 2.14 “President” means the President of the Company.

§ 2.15 “Shareowners” means the Shareowners of the Company.

§ 2.16 “Subsidiary” means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

ARTICLE III

ADMINISTRATION

§ 3.1 The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include the authority to select Eligible Employees to whom awards may be granted under the Plan and to determine the amount of any award of incentive compensation to be granted to any Eligible Employee, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board. A Director shall not participate in a vote approving the amount of the grant to himself or herself. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its Shareowners and any employee of the Campbell Group.

ARTICLE IV

PARTICIPATION

§ 4.1 Participants in the Plan shall be selected by the Committee from among Eligible Employees based upon such criteria as the Committee may from time to time determine.

ARTICLE V

AWARDS

§ 5.1 Establishment of Performance Goals.    Prior to or during the beginning of each fiscal year (but in any event no later than 90 days into a fiscal year) the Committee will establish in writing one or more Performance Goals for the Company. The Performance Goals will be comprised of specified annual levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity, or return on capital. In addition, for awards not intended to comply with Section 162(m) of the Internal Revenue Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate.

§ 5.2 Establishment of Award Categories.    Prior to the close of each fiscal year, the Committee shall:

(a) be advised by such appropriate officer of the Company as it may request, of the recommended estimated aggregate amount of awards of incentive compensation to be granted under the Plan for such fiscal year; and

(b) determine whether awards shall be granted under the Plan for the fiscal year and if so, determine, the classes of employees eligible to receive awards of incentive compensation based upon job grade and salary levels and such other procedures for the granting of the awards as the Committee may deem desirable.

The class of employees determined to be eligible for awards shall not be subject to change after the close of the fiscal year.

§ 5.3 Establishment of Award Amounts.    After the close of the fiscal year, the Committee may fix a maximum aggregate dollar amount which may be granted for awards for that fiscal year. The amounts of awards to be granted with respect to particular employees within the eligible classes may be determined after the close of the fiscal year under procedures established by the Committee.

§ 5.4 Grant of Awards.    The Committee shall, in granting awards to particular Eligible Employees for any fiscal year, take into consideration (a) the performance of the Company or the organizational unit of the Eligible Employee based upon attainment of Performance Goals and (b) as between Participants, the contribution of the Participant during the fiscal year to the success of the Company, including the Participant’s (i) position and level of responsibility, (ii) business unit, division or department achievements, and (iii) management assessment of individual performance. No award or awards may be granted to any Participant for the same fiscal year that exceeds in the aggregate $5 million. The Committee shall have no discretion to increase such awards.

§ 5.5 Committee Discretion.    The Committee shall have complete discretion with respect to the determination of the Eligible Employees to whom awards of incentive compensation shall be granted and the granting of such awards, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board in accordance with Article III.

§ 5.6 Limitation on Awards.    Notwithstanding any other provision of the Plan, the Committee may not grant any award for any fiscal year, prior to a Change in Control (as hereinafter defined), in which no cash dividend shall have been paid on Campbell Stock.

§ 5.7 Payment of Awards.    Incentive compensation awards made pursuant to Article V shall be paid entirely in cash as soon as possible after grant approval, unless the Participant is eligible for and has elected to defer receipt of a portion or all of such award in accordance with the terms of the Deferred Compensation Plan or unless the Committee, in its discretion, approves the conversion of the award into stock options, restricted stock or unrestricted stock pursuant to the Company’s long-term incentive plan.

§ 5.8 Section 162(m) Participants.    Notwithstanding the foregoing, within the first 90 days of a fiscal year, the Committee will establish in writing the maximum amount to be paid under an award to an Eligible Employee who is or may be a “covered employee” within the meaning of Section 162 (m) of the Internal Revenue Code if one or more Performance Goals for the fiscal year are achieved. No amount shall be paid to a covered employee pursuant to an award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such award (other than in cases where such relate solely to the increase in the value of Campbell Stock) have been satisfied. The Committee will disregard or offset the effect of any Extraordinary Items in determining the attainment of Performance Goals for this purpose. At any time, the Committee may reduce (but not increase) the amount payable under an award to a covered employee upon attainment of Performance Goals on the basis of such further considerations as the Committee in its sole discretion shall determine.

ARTICLE VI

LIMITATIONS

§ 6.1 Rights Not Absolute.    No person shall at any time have any right to be granted an award hereunder for any fiscal year, and no person shall have authority to enter into an agreement committing the Company to make or pay an award, nor shall any person have authority to make any representation or warranty on behalf of the Company with respect thereto.

§ 6.2 Participants Rights Limited to Plan.    Participants receiving awards shall have no rights to such awards except as set forth in this Plan.

§ 6.3 No Right to Continued Employment.    Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Campbell Group.

ARTICLE VII

AMENDMENT, SUSPENSION OR TERMINATION OF

THE PLAN IN WHOLE OR IN PART

§ 7.1 The Board may amend, suspend or terminate the Plan in whole or in part; but it may not affect adversely rights or obligations with respect to awards previously made. The Plan may be altered, changed or repealed by the Shareowners; but such action shall not affect adversely rights or obligations with respect to awards previously made.

ARTICLE VIII

CHANGE IN CONTROL OF THE COMPANY

§ 8.1 Contrary Provisions.    Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article VIII shall govern and supersede any inconsistent terms or provisions of the Plan.

§ 8.2 Definitions of “Change in Control” and “Cause.”    For purposes of the Plan “Change in Control” shall mean any of the following events:

(a) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this Section 8.2(a), the Voting

Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(b) The individuals who, as of September 28, 2000, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent of the Board; provided, however, that if the election, or nomination for election by the Company’s Shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(c) Approval by Shareowners of the Company of (1) a merger or consolidation involving the Company if the Shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(d) Acceptance of Shareowners of the Company of shares in a share exchange if the Shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any “Grandfathered Dorrance Family Shareowner” (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Shareowner but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the “Standstill Agreement”) and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, “Grandfathered Dorrance Family Shareowner” shall mean at any time a “Dorrance Family Shareowner” (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Shareowner, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Shareowners at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Shareowner by any “Dorrance Grandchild” (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A “Dorrance Family Shareowner” who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Shareowner at the time in question. For purposes of this Section, “Dorrance Family Shareowners” shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A “Dorrance Grandchild” means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild’s descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild’s descendants.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated by the Company without Cause within one year prior to a Change in Control and such termination (1) was at the request of a third party who effectuates a Change in Control or (2) otherwise occurred in connection with or in anticipation of, a Change in Control, then for purposes of this Article VIII only, the date of a Change in Control shall mean the date immediately prior to the date of such Participant’s termination of employment.

“Cause.” For purposes of this Article VIII only, the term “Cause” shall mean the termination of a Participant’s employment by reason of his or her (a) conviction of a felony or (b) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Campbell Group, monetarily or otherwise. No act, nor failure to act, on the Employee’s part, shall be considered “willful” unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Campbell Group.

§ 8.3 Change in Control Award.    During any fiscal year in which a Change in Control occurs (“Change in Control Year”) each Eligible Employee who is a Participant on the date immediately prior to the Change in Control (a) whose employment with his or her employer is terminated prior to the end of the Change in Control Year for any reason (other than by his or her employer for Cause) or (b) who is in the employ of the Company or any Subsidiary on the last day of the Change in Control Year, shall be entitled to receive, in either case, within thirty (30) days thereafter, a cash payment equal to the greater of (x) his or her target award for the Change in Control Year or (y) the average of the awards paid or payable under the Plan for the two most recent fiscal years ended prior to the Change in Control Year (the “Award”); provided, however, that the amount of the Award to be paid to each Participant as provided in clause (a) above shall be multiplied by a fraction, the numerator of which shall be the number of calendar days from and including the first day of the Change in Control Year through and including the date the Participant’s employment is terminated and the denominator of which shall be 365; provided, further, however, that the Award to be paid to any Participant who is a party to an individual severance agreement shall be reduced by the amount of the “Pro Rata Bonus” (as defined in the severance agreement) that such Participant receives under the severance agreement.

§ 8.4 Continuation of the Plan.    For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting any Eligible Employee’s right to participate in the Plan), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided, however, that the Plan shall be amended as necessary to make appropriate adjustments for (a) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the benefits payable under the Plan and (b) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

§ 8.5 Amendment or Termination.    This Article VIII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participants under the Plan.

§ 8.6 Amendment or Termination prior to a Change in Control.    Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

ARTICLE IX

MISCELLANEOUS

§ 9.1 Non-alienation.    No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

§ 9.2 Governing Law.    This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.

§ 9.3 Incapacity.    If the Committee, in its sole discretion, deems a Participant who is eligible to receive any payment hereunder to be incompetent to receive the same due to age, illness or any infirmity or incapacity of any kind, the Committee may direct the employer to apply such payment directly for the benefit of such person, or to make pay-

ment to any person selected by the Committee to disburse the same for the benefit of the Participant. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the employer, the Committee and the Plan to the person for whose benefit the payments are made.

§ 9.4 Trust Arrangement.    All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

DIRECTIONS AND MAP

Campbell Soup Company

World Headquarters

1 Campbell Place

Camden, New Jersey 08103-1799

DIRECTIONS

From the North:

•	Take the NJ Turnpike South to EXIT 4
•	After exiting, turn right onto Rt. 73-North
•	Use right lane – follow short distance to Rt. 295-South
•	Drive one mile to EXIT 34, Rt. 70-West
•	Follow Rt. 70-West for 5 miles to Rt. 30-West
•	Once on Rt. 30-West, use the right lane; in less than two miles an overhead sign will indicate “Campbell Place”
•	Make a sharp right turn and drive down the ramp, staying to the left
•	At the light, turn left into the main entrance for Campbell Soup Company

From the South:

•	Follow Interstate 95-North into Delaware
•	Drive North to the Delaware Memorial Bridge
•	After the toll, follow Rt. 295-North (look for State Aquarium signs along the highway)
•	At EXIT 26, the road splits; bear right, use the left lane while driving down the ramp and bear left at bottom of ramp and drive straight to Rt. 676-North
•	At the base of the Walt Whitman Bridge (do not cross bridge) Rt. 676-North begins in the right lanes
•	Proceed on Rt. 676-North for approximately 3 miles to EXIT 5A
•	At bottom of ramp, turn left at the light on to 11th St.
•	At the second light, turn right into the main entrance for Campbell Soup Company

From Philadelphia International Airport:

•	Follow Interstate 95-North (approximately 10 miles) to EXIT 22—sign reads “Central Philadelphia, Independence Hall, Callowhill Street”
•	Go straight at traffic signal at bottom of ramp (3rd & Callowhill)
•	Proceed in left lane of Callowhill to 6th Street.
•	Turn left and follow to Benjamin Franklin Bridge.
•	Proceed in left lanes, after toll booths (no toll) the road in front will divide—bear left.
•	Follow Rt. 30 East (Admiral Wilson Blvd.), and move to the right lane while proceeding 4/10 of a mile.
•	Take the first exit on the right; there will be a sign that reads “Memorial Avenue” – make the first right on to Memorial Ave.
•	Go straight at the first light over 11th St. and into the main entrance for Campbell Soup Company

From 30th Street Train Station & Center City Philadelphia:

•	Follow Interstate 676-East to the exit for the Benjamin Franklin Bridge.
•	Take the exit and get into the left lane, make a right turn at the end of the ramp
•	Make the first left turn onto the Benjamin Franklin Bridge
•	Proceed in left lanes, after toll booths (no toll) the road in front will divide—bear left.
•	Follow Rt. 30 East (Admiral Wilson Blvd.), and move to the right lane while proceeding 4/10 of a mile.
•	Take the first exit on the right; there will be a sign that reads “Memorial Avenue” – make the first right on to Memorial Ave.
•	Go straight at the first light over 11th St. and into the main entrance for Campbell Soup Company

Campbell Soup Company

1 Campbell Place, Camden, NJ 08103-1799

investor.campbellsoupcompany.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Time on November 19, 2014.

Vote by Internet • Go to www.envisionreports.com/cpb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —The Board of Directors recommends a vote FOR all nominees and FOR Items 2, 3 and 4.

1. Election of Directors:	01 - Paul R. Charron 05 - Marc B. Lautenbach 09 - Charles R. Perrin 13 - Archbold D. van Beuren	02 - Bennett Dorrance 06 - Mary Alice D. Malone 10 - A. Barry Rand 14 - Les C. Vinney	03 - Lawrence C. Karlson 07 - Sara Mathew 11 - Nick Shreiber	04 - Randall W. Larrimore 08 - Denise M. Morrison 12 - Tracey T. Travis	+

☐	Mark here to vote FOR all nominees	01	02	03	04	05	06	07

☐	Mark here to WITHHOLD vote from all nominees	☐	☐	☐	☐	☐	☐	☐
		08	09	10	11	12	13	14
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐	3.	Advisory vote on executive compensation.	☐	☐	☐
4.	Re-approval of Campbell Soup Company Annual Incentive Plan.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.
		Mark this box with an X to pre-register and obtain a ticket of admission to the meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Campbell Soup Company’s Annual Meeting of Shareholders will be held on November 19, 2014 at

Campbell Soup Company, One Campbell Place, Camden, New Jersey 08103, at 4:00p.m. Eastern Time.

DIRECTIONS

From the North:

•	Take the NJ Turnpike South to EXIT 4

•	After exiting, turn right onto Rt. 73-North

•	Use right lane - follow short distance to Rt. 295-South

•	Drive one mile to EXIT 34B., Rt. 70-West

•	Follow Rt. 70-West for 5 miles to Rt. 30-West

•	Once on Rt. 30-West, use the right lane; in less than two miles an overhead sign will indicate “Campbell Place”

•	Make a sharp right turn and drive down the ramp staying to the left

•	At the light, turn left into the main entrance for Campbell Soup Company

From Philadelphia International Airport:

•	Follow Interstate 95-North (approximately 10 miles) to EXIT 22 - sign reads “Central Philadelphia, Independence Hall, Callowhill Street”

•	Go straight at traffic signal at bottom of ramp (3rd & Callowhill)

•	Proceed in left lane of Callowhill to 6th Street

•	Turn left and follow to Ben Franklin Bridge

•	Proceed in left lanes, after toll booths (no toll) the road in front will divide - bear left

•	Follow Rt. 30 East (Admiral Wilson Blvd.), and move to the right lane while proceeding 4/10 of a mile

•	Take the first exit on the right; there will be a sign that reads “Memorial Avenue” - make the first right on to Memorial Ave

•	Go straight at the first light over 11th St. and into the main entrance for Campbell Soup Company

From the South:

•	Follow Interstate 95-North into Delaware

•	Drive North to the Delaware Memorial Bridge

•	After the toll, follow Rt. 295-North (look for State Aquarium signs along the highway)

•	At EXIT 26 road splits; bear right, use the left lane driving down the ramp and bear left at bottom of ramp and drive straight to Rt. 676-North

•	At the base of the Walt Whitman Bridge (do not cross bridge) Rt. 676-North begins in the right lanes

•	Proceed on 676-North for approximately 3 miles to EXIT 5A

•	At bottom of ramp, turn left at the light on to 11th St.

•	At the second light, turn right into the main entrance for Campbell Soup Company

From 30th Street Train Station & Center City Philadelphia:

•	Follow Interstate 676-East to the exit for the Ben Franklin Bridge

•	Take the exit and get into the left lane, make a right turn at the end of the ramp

•	Make the first left turn onto the Ben Franklin Bridge

•	Proceed in left lanes, after toll booths (no toll) the road in front will divide - bear left

•	Follow Rt. 30 East (Admiral Wilson Blvd.), and move to the right lane while proceeding 4/10 of a mile

•	Take the first exit on the right; there will be a sign that reads “Memorial Avenue” - make the first right on to Memorial Ave.

•	Go straight at the first light over 11th St. and into the main entrance for Campbell Soup Company

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CAMPBELL SOUP COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting on November 19, 2014

The undersigned hereby appoints Denise M. Morrison, or, in her absence, Ellen O. Kaden or, in the absence of both of them, Kathleen M. Gibson, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Shareholders of Campbell Soup Company to be held at Campbell Soup Company, One Campbell Place, Camden, New Jersey 08103, at 4:00 p.m., Eastern Time on November 19, 2014, and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in the Campbell Soup Company 401(K) Retirement Plan (the “Plan”), then the undersigned hereby directs the respective trustee of the Plan to vote all shares of Campbell Soup Company Stock in the undersigned’s Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

If an address change has been made, mark appropriate box on the reverse side of this card.

Your shares will be voted as recommended by the Board of Directors (or, in the case of shares held in the Plan, will be voted at the discretion of the trustee) unless you otherwise indicate in which case they will be voted as marked.

To vote in accordance with the Board of Directors’ recommendations just sign the reverse side; no boxes need to be marked. If you do not vote by telephone or over the Internet, please fold and return your proxy card promptly using the enclosed envelope.

Vote by Internet
•	Go to www.envisionreports.com/cpb
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

of Campbell Soup Company to be Held on November 19, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or e-mail copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders, including the Form 10-K, are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/cpb to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before November 7, 2014 to facilitate timely delivery.

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Campbell Soup Company’s Annual Meeting of Shareholders will be held on November 19, 2014 at

Campbell Soup Company, One Campbell Place, Camden, New Jersey 08103, at 4:00 p.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Items 2, 3 and 4.

1.	Election of Directors:

01 - Paul R. Charron	02 - Bennett Dorrance	03 - Lawrence C. Karlson	04 - Randall W. Larrimore
05 - Marc B. Lautenbach	06 - Mary Alice D. Malone	07 - Sara Mathew	08 - Denise M. Morrison
09 - Charles R. Perrin	10 - A. Barry Rand	11 - Nick Shreiber	12 - Tracey T. Travis
13 - Archbold D. van Beuren	14 - Les C. Vinney

2.	Ratification of appointment of the Independent Registered Public Accounting Firm.

3.	Advisory vote on executive compensation.

4.	Re-approval of Campbell Soup Company Annual Incentive Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please see the instructions at www.envisionreports.com/cpb to pre-register ad obtain an admission ticket.

When voting on the internet, there will be an opportunity to request an Admission Ticket if you are interested in attending the Annual Meeting.

DIRECTIONS

From the North:

Take the NJ Turnpike South to EXIT 4. After exiting, turn right onto Rt. 73-North. Use the right lane and follow Rt. 73 a short distance to Rt. 295-South. Take Rt. 295-South one mile to EXIT 34, Rt. 70-West. Follow Rt. 70-West for 5 miles to Rt. 30-West. Once on Rt. 30-West, use the right lane; in less than two miles an overhead sign will indicate “Campbell Place”. Make a sharp right turn and drive down the ramp, staying to the left. At the light, turn left into the main entrance for Campbell Soup Company.

From the South:

Follow Interstate 95-North into Delaware; cross over the Delaware Memorial Bridge. After the toll, follow Rt. 295-North (look for State Aquarium signs along the highway). At EXIT 26, the road splits; bear right, use the left lane while driving down the ramp. Bear left at the bottom of ramp and drive straight to Rt. 676-North. At the base of the Walt Whitman Bridge (do not cross bridge) Rt. 676-North begins in the right lanes. Proceed on Rt. 676-North for approximately 3 miles to EXIT 5A. At bottom of ramp, turn left at the light on to 11th St. At the second light, turn right into the main entrance for Campbell Soup Company.

From Philadelphia International Airport:

Follow Interstate 95-North (approximately 10 miles) to EXIT 22; the sign reads “Central Philadelphia, Independence Hall, Callowhill Street”. Stay straight at traffic signal at bottom of ramp (3rd & Callowhill), and proceed in left lane of Callowhill St. to 6th Street. Turn left on 6th Street and follow to the Ben Franklin Bridge. Proceed in left lanes, after toll booths (no toll) the road in front will divide - bear left. Follow Rt. 30 East (Admiral Wilson Blvd.), and move to the right lane while proceeding 4/10 of a mile. Take the first exit on the right; there will be a sign that reads “Memorial Avenue” – make the first right on to Memorial Ave. Go straight at the first light over 11th St. and into the main entrance for Campbell Soup Company.

From 30th Street Train Station & Center City Philadelphia:

Follow Interstate 676-East to the exit for the Ben Franklin Bridge. Take the exit and get into the left lane, make a right turn at the end of the ramp and make the first left turn onto the Ben Franklin Bridge. Proceed in left lanes, after toll booths (no toll) the road in front will divide - bear left. Follow Rt. 30 East (Admiral Wilson Blvd.), and move to the right lane while proceeding 4/10 of a mile. Take the first exit on the right; there will be a sign that reads “Memorial Avenue” – make the first right on to Memorial Ave. Go straight at the first light over 11th St. and into the main entrance for Campbell Soup Company.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted using the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g

Internet – Go to www.envisionreports.com/cpb. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone telephone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g

Email – Send email to investorvote@computershare.com with “Proxy Materials Campbell Soup Company” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by November 7, 2014.
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